UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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AVENTINE RENEWABLE ENERGY HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Aventine Renewable Energy Holdings, Inc.
1300 S. Second Street
Pekin, Illinois 61554

April 5, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Aventine Renewable Energy Holdings, Inc. on Wednesday, May 9, 2007 at 9:00 a.m., central time, at the Peoria Civic Center, 201 S.W. Jefferson Street, Meeting Room 135, Peoria, Illinois 61602. We hope that many of Aventine’s stockholders will be able to attend the meeting and we look forward to greeting those in attendance.

The notice of Annual Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon.

It is important that your shares be represented at this meeting. Whether or not you plan to attend in person, you are requested to indicate your vote, and sign, date and promptly return the enclosed proxy in the envelope provided.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Aventine. The Board of Directors and the management team look forward to seeing you at the meeting.

Very truly yours,

Bobby L. Latham
Chairman, Board of Directors

Ronald H. Miller
President, Chief Executive Officer and Director

Aventine Renewable Energy Holdings, Inc
1300 S. Second Street
Pekin, Illinois 61554

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Wednesday, May 9, 2007

To the Stockholders:

Please take notice that the Annual Meeting of Stockholders of Aventine Renewable Energy Holdings, Inc., a Delaware corporation, will be held on Wednesday, May 9, 2007 at 9:00 a.m., central time, at the Peoria Civic Center, 201 S.W. Jefferson Street, Meeting Room 135, Peoria, Illinois 61602 for the following purposes:

1.)           To elect three (3) Class II directors to serve a three-year term.

2.)           To ratify the Company’s 2003 Stock Incentive Plan, as amended and restated.

3.)           To ratify the appointment of Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm of Aventine for the fiscal year ending December 31, 2007.

4.)           To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 30, 2007 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

By Order of the Board of Directors

Kenneth R. Eckhardt
Secretary
Pekin, Illinois
April 5, 2007

IMPORTANT:  Please fill in, date, sign and mail promptly the enclosed proxy card in the postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may vote in person if you wish to do so even though you have already sent in your proxy.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
OF
AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

This Proxy Statement is furnished in connection with the solicitation by Aventine Renewable Energy Holdings, Inc. (“Aventine”) of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 9, 2007, at 9:00 a.m., local time, at the Peoria Civic Center, 201 S.W. Jefferson Street, Meeting Room 135, Peoria, Illinois 61602, or at any adjournment thereof.

INFORMATION CONCERNING THE SOLICITATION AND VOTING

Our principal executive offices are located at 1300 South Second Street, Pekin, Illinois 61554. Our telephone number is (309) 347-9200. The date of this Proxy Statement is April 5, 2007, the approximate date on which this Proxy Statement, the accompanying proxy and the Annual Report to Shareholders for the fiscal year ended December 31, 2006, including financial statements, are first being sent or given to stockholders entitled to vote at the meeting.

This solicitation of proxies is made on behalf of the Board of Directors (the “Board”) and the associated cost will be borne by Aventine. We have retained Georgeson Shareholder Communications, Inc. (the “Solicitor”) to assist in the solicitation of proxies. We will pay approximately $7,500 in fees for the Solicitor’s services and will reimburse the Solicitor for reasonable out-of-pocket expenses.

In addition to solicitation by mail and by the Solicitor, we may use the services of our directors, officers, and others to solicit proxies, personally or by telephone. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket and clerical expenses incurred by them.

Record Date, Voting and Revocability of Proxies

We had outstanding on March 30, 2007 (the “Record Date”), 41,900,744 shares of Common Stock, par value $0.001 per share (the “Common Stock”), all of which are entitled to vote on all matters to be acted upon at the Annual Meeting. Our by-laws provide that the holders of a majority of the shares issued and outstanding, present in person or represented by proxy and entitled to vote at the Annual Meeting, will constitute a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date. If no instructions are given on the executed proxy, the proxy will be voted for all nominees and in favor of all proposals described herein. In addition, by submitting the proxy, the stockholder authorizes the persons named on the proxy to use their discretion in voting on any other matter brought before the Annual Meeting. As of the date of this Proxy Statement, we do not know of any other business to be considered at the Annual Meeting.

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote is required for approval of all items being submitted to the stockholders for their consideration if a quorum is present and voting. An automated system administered by the transfer agent tabulates the vote. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purposes of determining the presence of a quorum. Each is tabulated separately. Neither abstentions nor broker non-votes are counted in tabulations of the votes cast for purposes of determining whether a proposal has been approved.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by filing with our Secretary a written notice revoking it, by presenting at the meeting a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each of our executive officers:

Name	Age	Current Position with the Company
Ronald H. Miller	57	President, Chief Executive Officer and Director
Daniel R. Trunfio, Jr.	45	Chief Operating Officer
Ajay Sabherwal	41	Chief Financial Officer
William J. Brennan	56	Chief Accounting and Compliance Officer
Jerry L. Weiland	60	Vice President—Operations

Ronald H. Miller.   Mr. Miller has been our President and Chief Executive Officer since May 2003 and the President of our subsidiary, Aventine Renewable Energy, Inc., since 2000. Prior to his current position, Mr. Miller served in senior marketing, logistics and development positions at our Company and its predecessors from 1981 to 1999. Between 1971 and 1981, Mr. Miller held roles of increasing responsibility with Texaco. Mr. Miller was appointed the Chairman of the RFA in 2005, where he previously served as the Chairman from 1995 to 2001 and Vice Chairman from 2001 to 2005. Mr. Miller is a member of Class III of the Board of Directors.

Daniel R. Trunfio, Jr.   Mr. Trunfio has been our Chief Operating Officer since March 2007. Prior to joining our Company, Mr. Trunfio spent 23 years with the Royal Dutch/Shell Group in various leadership roles including General Manager and Vice President. Shell is one of the largest bio-fuels marketers in the world and a recognized global leader in second generation bio-fuels technology. Mr. Trunfio most recently led the development and implementation of Shell’s first and second generation bio-fuel strategies and operations worldwide. In this role, Mr. Trunfio was responsible for coordinating bio-fuel issues for Shell in the Americas working as a liaison with external stakeholders and governments. In addition, he was also responsible for managing Shell’s bio-fuel alliances in the Americas. While at Shell, Mr. Trunfio’s experience included positions (both domestic and internationally) in retail sales, marketing, supply, trading, e-commerce, strategy, product development and bio-fuels.

Ajay Sabherwal.   Mr. Sabherwal has been our Chief Financial Officer since November 2005. Prior to joining our Company, Mr. Sabherwal was the Executive Vice President, Finance and Chief Financial Officer of Choice One Communications Inc. from September 1999 until November 2005. Choice One Communications Inc. filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2004 and emerged from such bankruptcy in November 2004. Mr. Sabherwal was the executive director of institutional equity research for Toronto based CIBC World Markets from June 1996 to September 1999. Prior to joining CIBC World Markets as a senior research analyst in June of 1996, Mr. Sabherwal was the telecommunications analyst for BZW (Barclays de Zoete Wedd) Canada and its successor company from November 1993 until June 1996. Mr. Sabherwal has also held positions at Deloitte Consulting, AT&T Canada and Louis Dreyfus (U.K.).

William J. Brennan.   Mr. Brennan became our Chief Accounting & Compliance Officer in November 2005 and was our Chief Financial Officer from October 2004 (when he joined the Company) until November 2005. Before joining the Company, Mr. Brennan served as Regional Chief Financial Officer for Omnicare Inc. from 2001 to 2004 and as Chief Financial Officer of Polestar Communications, Inc. and its predecessor company from 2000 to 2001. Mr. Brennan also held senior financial positions with Ameritech Inc., Wisconsin Bell, Inc and De La Rue Systems of the Americas, Inc. Mr. Brennan is a CPA and began his professional career with Alexander Grant & Co., Certified Public Accountants.

Jerry L. Weiland.   Mr. Weiland has been our Vice President of Operations since June 2005. Mr. Weiland joined the Company in July of 2000, as Director of Operations for Aventine Renewable Energy. Before joining the Company, Mr. Weiland was the General Manager of a wet milling facility in

Stockton, California owned by Corn Products International. Mr. Weiland had worked for Corn Products for 36 years at various locations in the wet milling business, where he had started up greenfield plants and rebuilt plants on existing sites. He traveled for Corn Products and supported facilities in Yugoslavia, Germany, Italy, and Columbia. Currently Mr. Weiland is responsible for all Aventine Renewable Energy’s operating facilities. He serves on the Board of the Employers Association of Illinois, and has been appointed to the Pekin Transportation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information with respect to the beneficial ownership of our shares as of March 30, 2007 by (a) any person or group who beneficially owns more than five percent of our Common Stock, (b) each of our directors and named executive officers and (c) all directors and executive officers as a group. The percentage of beneficial ownership is based on 41,900,744 shares outstanding.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders.

Beneficial holders	Number of shares beneficially held		Percentage of beneficial ownership
Aventine Holdings LLC(1)(2)	11,833,495		28.3%
Touradji Capital Management, LP(2)	3,727,364		8.9%
Paul Touradji(2)	3,727,364		8.9%
Touradji Global Resources Master Fund Ltd.(2)	3,489,286		8.3%
Capital Research and Management Company(2)	3,170,000		7.6%
SMALLCAP World Fund, Inc.(2)	2,300,000		5.5%
Ronald H. Miller	365,852	(3)	*
William J. Brennan	70,454	(3)	*
Ajay Sabherwal	97,579	(3)	*
Jerry L. Weiland	44,940	(3)	*
Daniel R. Trunfio, Jr.	—	(3)	*
Bobby L. Latham(6)	1,112	(4)	*
Farokh S. Hakimi	2,500	(4)	*
Wayne D. Kuhn(6)	3,612	(4)	*
Richard A. Derbes(6)	2,112	(4)	*
Arnold Nemirow	—	(4)	*
Leigh Abramson(5)	1,112	(4)	*
Michael C. Hoffman(5)	1,112	(4)	*
All directors and executive officers as a group (12 persons)	590,385		1.4%

*                    Less than 1%.

(1)          Morgan Stanley Dean Witter Capital Partners IV, L.P. (“MSDW IV”) , MSDW IV 892 Investors, L.P. (“MSDW 892”), Morgan Stanley Dean Witter Capital Investors IV, L.P. (“MSDW Capital Investors”), MSDW Capital Partners IV, LLC and MSDW Capital Partners IV, Inc. , which we refer to collectively as the “MSCP Funds”, hold in the aggregate approximately 96.2% of the voting units of Aventine Renewable Energy Holdings, LLC (“Aventine Holdings LLC”). In July 2004, Morgan Stanley Investment Management Inc. entered into definitive agreements under which Metalmark Subadvisor LLC, an affiliate of Metalmark Capital LLC, an independent private equity firm established by former principals of Morgan Stanley Capital Partners, manages the MSCP Funds on a sub-advisory basis. As a result, Metalmark may be deemed to control our management and policies. Investment and voting decisions with respect to our shares held by Aventine Holdings LLC are made by the investment committee of Metalmark Subadvisor LLC. The members of the investment committee of Metalmark Subadvisor LLC, as set forth in Metalmark Subadvisor LLC’s Form ADV filed with the Commission, include: Messrs. Leigh Abramson, Kenneth Clifford, Eric Fry, Howard Hoffen, Michael Hoffman, Gregory Myers and Jeffrey Siegal. MSDW IV may be deemed to indirectly beneficially own 9,837,908 shares of the reported securities and MSDW 892 may be deemed to indirectly beneficially own 839,340 shares of the reported securities, in each case by virtue of their direct ownership interest in Aventine Holdings LLC. Metalmark may be deemed to have beneficial ownership of 10,679,472 shares of the reported securities, including the 10,677,248 shares indirectly beneficially owned by MSDW IV and MSDW 892. MSDW Capital Investors may be deemed to indirectly beneficially own 269,172 shares of the reported securities through its direct ownership interest in Aventine Holdings LLC. MSDW Capital Partners is the general partner of MSDW Capital Investors. MSDW Inc. is the institutional managing member of MSDW Capital Partners. By virtue of these relationships, each of MSDW Capital Partners and MSDW Inc. may be deemed to have beneficial ownership of the 269,172 shares of the reported securities indirectly beneficially owned by MSDW Capital Investors. MSDW IV, MSDW 892, MSDW Capital Investors, MSDW Capital Partners, MSDW Inc. and Metalmark each disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interests therein.

(2)          As disclosed on the Schedule 13G filed on: (i) February 12, 2007 for SMALLCAP World Fund, Inc. and Capital Research and Management Company; (ii) February 13, 2007 for Aventine Holdings LLC; and (iii) February 14, 2007 for Touradji Capital Management, LP, Paul Touradji and Touradji Global Resources Master Fund Ltd.

(3)          All such shares represent shares underlying options exercisable within 60 days of March 30, 2007, except for Mr. Miller who is the beneficial owner of 35,129 shares in addition to any shares underlying options and Mr. Trunfio who also holds restricted shares as discussed below. In the case of Mr. Miller, excludes 727,823 shares not exercisable within 60 days; in the case of Mr. Brennan, excludes 156,101 shares not exercisable within 60 days; in the case of Mr. Weiland, excludes 83,770 shares not exercisable within 60 days, in the case of Mr. Sabherwal, excludes 325,008 shares not exercisable within 60 days and in the case of Mr. Trunfio, excludes 200,000 shares underlying options not exercisable within 60 days and 65,531 restricted shares not vesting within 60 days. Each portion of Mr. Sabherwal’s options to purchase Common Stock shall expire on March 15 of the year following the year that such portion of the option becomes exercisable. An additional 112,000 of Mr. Sabherwal’s options are not exercisable within 60 days of March 30, 2007.

(4)          Does not include restricted stock units held by the following non-employee directors that are not settleable within 60 days of March 30, 2007: Mr. Latham, 1,072; Mr. Hakimi, 1,072; Mr. Kuhn, 1,072; Mr. Derbes, 1,072; Mr. Abramson, 1,072; Mr. Hoffman, 1,072; and Mr. Nemirow, 4,216.

(5)          Messrs. Abramson and Hoffman are employees of Metalmark and disclaim beneficial ownership of the shares owned by Aventine Holdings LLC.

(6)          Messrs. Latham and Kuhn hold 600 and 100 voting units, respectively, in Aventine Holdings LLC, which represents approximately 1.4% of the outstanding voting units. Messrs. Derbes, Latham and Kuhn also hold non-voting Units in Aventine Holdings, LLC. The non-voting units beneficially owned by Mr. Latham are held by BLL Energy, LLC of which Mr. Latham is the managing director.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board has nominated Messrs. Derbes, Hoffman and Nemirow to be elected as Class II directors, each for a three-year term, expiring in 2010. If elected, each nominee will hold office until his term expires and until his successor is elected and qualified. The Board knows of no reason why these nominees would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other persons for director as the Board may recommend in the place of such nominee. THE BOARD RECOMMENDS VOTING “FOR” THE ELECTION OF THE THREE NOMINEES LISTED BELOW:

Information Regarding Nominees

Our By-laws provide for a Board comprised of between three and eleven directors divided into three classes of directors serving staggered three-year terms. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board. As a result, approximately one-third of the Board is elected each year. Directors hold office until their terms expire and their successors have been elected and qualified.

Currently, the Board has eight directors:  the Class I directors are Messrs. Hakimi and Latham; the Class II directors are Messrs. Derbes, Hoffman and Nemirow; and the Class III directors are Messrs. Abramson, Kuhn and Miller.

Nominees for Election as Class II Directors:

Name	Age	Principal Occupation During the Past Five Years

Richard A. Derbes	60

Mr. Derbes has been a director since May 2003. He was head of Morgan Stanley’s Investment Banking client coverage for the Chemical Industry from 1986 until he retired in December 2001 (except for about a year and a half in 1993-1994, when he was with Gleacher & Co.). Prior to that he was a sell-side equity research analyst for Morgan Stanley and other investment banks, from 1976 until 1985. He was a member of the Institutional Investor All-American Team for the chemical industry for nine years.

Michael C. Hoffman	44

Mr. Hoffman has been a director since January 2006. He is a Managing Director of Metalmark Capital LLC. He joined Morgan Stanley & Co. Incorporated in 1986 and worked in the firm’s Strategic Planning Group prior to joining Morgan Stanley Capital Partners in 1990. Mr. Hoffman is a director of American Color Graphics, Inc. and EnerSys. Previously, Mr. Hoffman was a director of the Company from 2003 until 2005.

Arnold M. Nemirow	64

Mr. Nemirow has been a director since March 2007. Mr. Nemirow retired in 2006 as Chairman, President and Chief Executive Officer of Bowater Incorporated, a major producer of forest products, based in Greenville, South Carolina. He became Chief Executive Officer of Bowater in 1995 and Chairman in 1996. He served as President of Bowater since September 1994 and served as Chief Operating Officer of Bowater from September 1994 through February 1995.

Incumbent Directors Whose Terms Will Expire in 2008:

Name	Age	Principal Occupation During the Past Five Years

Leigh J. Abramson	38

Mr. Abramson has been a director since May 2003. He is a Managing Director of Metalmark Capital, LLC. He joined Morgan Stanley in 1990 and Morgan Stanley Capital Partners in 1992. Mr. Abramson is a director of Aqua Management, Concert Capital, CP Power and SynQor and is also a director of several private companies.

Wayne D. Kuhn	71

Mr. Kuhn has been a director since May 2003. He has been a partner in Sorgenti Investment Partners since 1997, a chemical expertise group that explores investment opportunities in the chemical industry. He spent 30 years at Arco and was instrumental in developing Arco’s position as the world’s largest manufacturer of MTBE, a gasoline additive. He retired as Vice President of Arco where he was in charge of a $3 billion worldwide business which included Arco’s commodity chemicals for the urethane industry, as well as specialty chemicals.

Ronald H. Miller	57

Mr. Miller has been our President and Chief Executive Officer since May 2003 and the President of our subsidiary, Aventine Renewable Energy, Inc., since 2000. Prior to his current position, Mr. Miller served in senior marketing, logistics and development positions at our Company from 1981 to 1999. Between 1971 and 1981, Mr. Miller held roles of increasing responsibility with Texaco. Mr. Miller was appointed the Chairman of the RFA in 2005, where he previously served as the Chairman from 1995 to 2001 and Vice Chairman from 2001 to 2005.

Incumbent Directors Whose Terms Will Expire in 2009:

Name	Age	Principal Occupation During the Past Five Years

Bobby L. Latham	66

Mr. Latham has been Chairman of the Board since May 2003. He is currently a managing director of Amaryn Group LLC, a partnership formed to explore investment opportunities in the chemical and manufacturing industries. From 1995 to 2000, Mr. Latham served as a consultant to MSLEF II portfolio companies. From 1994 to 1995, he served as a Senior Vice President at Terra Nitrogen Corp. From 1991 to 1994, Mr. Latham served as Chief Operating Officer of Beaumont Methanol Corp. From 1990 to 1994, he served as Chief Operating Officer of Agricultural Minerals Corp. Mr. Latham has twenty three years experience in methanol and fertilizer manufacturing as well as significant experience in strategic and operational planning. Mr. Latham is also a director of Terphane, a manufacturer of special polyester films.

Farokh S. Hakimi	58

Mr. Hakimi has been a director since May 2006. Since August 2006, he has held the position of President and CEO of Viridian Resources, LLC, a private US-based start-up company involved in development of a new technology for recovery of nickel and cobalt from low grade deposits. Prior to that, he was Executive Vice President of Inco Limited, a mining and metal company, from November 2005 until March 2006. From March 2002 until November 2005, he served as Executive Vice President and Chief Financial Officer, having previously served as Inco’s Chief Development Officer from January 2002 until March 2002. Mr. Hakimi was Vice President and Chief Financial Officer of Rio Algom Limited, a global mining and metals company based in Toronto, Ontario from January 2000 until July 2001.

Board Meetings and Committees

During 2006, the Board held 15 meetings. Each of the directors attended at least 80% of the aggregate number of meetings held of the Board and the committees of which the director was a member during 2006.

Messrs. Kuhn, Abramson and Nemirow currently serve as members of the Compensation Committee. The responsibilities of the Compensation Committee are described under “Executive Compensation”. The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the New York Stock Exchange (“NYSE”). The Compensation Committee held 3 meetings during 2006.

Messrs. Hakimi, Hoffman and Derbes currently serve as members of the Audit Committee. The Audit Committee of the Board is responsible for providing independent, objective oversight of Aventine’s accounting functions and internal controls and procedures. The Board has determined that all of the members of the Audit Committee are independent and financially literate within the meaning of the Securities and Exchange Commission (“SEC”) regulations and the listing standards of the NYSE. The Board has also determined that Messrs. Hakimi, Hoffman and Derbes are each qualified as an audit committee financial expert with the SEC regulations and that Messrs. Hakimi, Hoffman and Derbes have accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The Audit Committee held 3 meetings during 2006.

Messrs. Abramson and Kuhn currently serve as members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for developing policies and practices relating to corporate governance and fostering a climate of respect, trust and candor. In addition, the Nominating and Corporate Governance Committee identifies candidates for the Board, and makes recommendations to the Board regarding such candidates. The committee also ensures the performance of the Board’s and each committee’s self-evaluation. The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of the NYSE. The Nominating and Corporate Governance Committee held 3 meetings during 2006.

The charters of the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee, as well as our corporate governance guidelines and our code of business conduct and ethics that applies to our directors, officers and employees (including our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller or other persons performing  similar functions), are available on our website (www.aventinerei.com) or in print upon written request at no charge. The Audit Committee charter also is attached as Annex B to this Proxy Statement.

Independence

The Board has affirmatively determined that all of the directors, including directors nominated for re-election, are independent of Aventine and its management under the listing standards of the NYSE, with the exception of Messrs. Miller and Latham. In making such determination, the Board took into account the matters described in this Proxy Statement under “—Related Party Transactions” and “—The MSCP Funds and Metalmark Capital LLC”.

Director Compensation

Our compensation program for non-employee directors for the 2006 calendar year consisted of:

Cash Compensation

•       $35,000 annual cash retainer, payable in equal quarterly installments;

•       Additional $65,000 annual retainer to the Chairman of the Board;

•       Additional Committee Chair retainers of $10,000 per year for the Chair of the Audit Committee and $5,000 for other Committee Chairs;

•       $1,500 per Board meeting attended ($750 for telephonic meetings); and

•       $750 per committee meeting attended, either in person or via phone.

Equity Compensation

•       Annual grant of $25,000 of restricted shares, subject to three-year vesting; and

•       One-time initial grant to newly elected directors of $75,000 of restricted shares, subject to three-year vesting.

Please see the Director Compensation table on page 24 which sets forth compensation earned or paid in 2006.

During 2006, we conducted a competitive review of non-employee director compensation. We used the same peer group companies as were used in the executive compensation comparisons. We found that our cash compensation for non-employee directors was generally market-competitive, but our equity compensation was below market. As a result of the competitive review, we decided on the following changes to the equity component of the program effective for 2007:

•  We increased the annual equity grant from $25,000 to $35,000;

•       Instead of granting restricted stock, we will grant restricted stock units (RSUs). One-half of the RSU value will be granted on the date of the first Board meeting of the year. The other half will be granted on the last business day in August. These RSUs will vest after one year. We shortened the vesting schedule to foster greater independence and objectivity;

•       The initial grant will stay at $75,000, but be granted in RSUs, subject to same three-year vesting schedule as before. The annual grant of $35,000 will not be made in the year of initial election; and

•       Even after vesting, RSUs must be held for the duration of a director’s Board service, and they will be converted into shares after retirement or other termination.

Director Ownership Policies

Our non-employee directors are subject to ownership requirements to hold 5,000 shares of Common Stock within five years of the later of January 1, 2006 (the date the policy was adopted) or initial election. Like our employee stock ownership requirement, until the director ownership requirement is met in full, the director may not sell shares acquired from Aventine’s compensation programs, other than to satisfy minimum withholding obligations at the time of exercise or settlement or to satisfy the exercise price with respect to an option. As of December 31, 2006, none of the directors were in compliance with the guideline. However, we believe they are on track to achieving the guidelines within the required time period, especially considering that under our 2007 director compensation program, the RSUs must be held for the duration of each director’s Board service.

Related Party Transactions

In addition to the compensation set forth above, at the time of the Morgan Stanley Capital Partners funds’ (“MSCP funds”) acquisition of our Company, one of the MSCP funds entered into certain consulting agreements with each of Richard A. Derbes, Wayne D. Kuhn and Bobby L. Latham. Although these agreements were not negotiated on an arms’ length basis, we believe that the terms were at least as favorable to us as we would expect to negotiate with unrelated third parties. Under these agreements, each of these directors agreed to serve as one of our directors and to provide consulting services to the Company, as reasonably requested by such MSCP fund. The agreements had one year terms, which automatically renewed, unless either party provided 30 days written notice prior to the end of the term. In addition to receiving a fee for his service, each of the directors was reimbursed for reasonable expenses incurred in connection with his service to us. Each director agreed upon certain terminations of service, not to compete with us, or solicit certain of our employees and customers, during the one-year period following termination.

On April 30, 2004 the MSCP fund assigned its rights and obligations under these consulting agreements to us and therefore we were obligated to pay Messrs. Derbes, Kuhn and Latham under these agreements. The quarterly installment monitoring fees were $2,500, $25,000 and $50,000 respectively. Since September 2004, Mr. Derbes received compensation for his services as a director only. The consulting agreements for Messrs. Derbes, Kuhn and Latham were terminated as of December 31, 2005 and superseded by the non-employee director compensation program described above.

In exchange for providing professional expertise, services, consulting or advice in accordance with an agreement entered into with one of the MSCP funds prior to the MSCP funds’ acquisition of our Company, Messrs. Derbes, Kuhn and Latham received non-voting units in Aventine Renewable Energy Holdings, LLC.

The MSCP Funds and Metalmark Capital LLC

Through their ownership of Aventine Holdings LLC, the MSCP funds beneficially own approximately 28.3% of our outstanding Common Stock. In July 2004, Morgan Stanley Investment Management Inc. entered into definitive agreements under which Metalmark Subadvisor LLC, an affiliate of Metalmark Capital LLC, an independent private equity firm established by former principals of Morgan Stanley Capital Partners, manages the existing MSCP funds on a sub-advisory basis. Two of our directors, Messrs. Abramson and Hoffman, currently are employees of Metalmark.

As a result, Metalmark may be deemed to control our management and policies. Metalmark may have an interest in pursuing transactions that, in their judgment, enhance the value of the MSCP funds’ equity investment in our Company, even though those transactions may involve risks to you as a stockholder. In addition, circumstances could arise under which the interests of Metalmark could be in conflict with the interests of our other stockholders. For example, Metalmark has and may in the future make significant investments in other companies, some of which may be competitors. Metalmark is not obligated to advise us of any investment or business opportunities of which they are aware, and they are not restricted or prohibited from competing with us.

Executive Sessions and Lead Director

It is the policy of the Board to hold an executive session of the non-management directors without management participation at each Board meeting. Mr. Latham, the Chairman of the Board, presides over the executive sessions. Information on how to communicate with Mr. Latham or non-management directors is provided under Communications to the Board of Directors, the Committees and Non-management Directors below.

Communications to the Board of Directors, the Committees and the Non-management Directors

Stockholders and other parties interested in communicating directly to the Board, any committee, the lead director or the non-management directors may do so by writing to the address listed below. All communications should be addressed to the Secretary, with a request to forward the item to the intended recipient. In general, all communications delivered to the Secretary for forwarding to the Board of Directors, any committee, the lead director or the non-management directors will be forwarded in accordance with the sender’s instructions. However, the Secretary reserves the right not to forward any abusive, threatening or otherwise inappropriate materials.

Aventine Renewable Energy Holdings, Inc.
Kenneth Eckhardt
1300 S Second Street
Pekin, Illinois 61554

The Director Nomination Process

The Nominating and Corporate Governance Committee will consider all stockholder recommendations for potential Board candidates. In addition to considering candidates suggested by stockholders, the Nominating and Corporate Governance Committee considers candidates recommended by current directors, company officers, employees and others. The committee may also from time to time retain one or more search firms to identify candidates.

The Company’s Corporate Governance Guidelines describe the general qualifications for directors. In addition, directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a Board representing diverse experience in areas relevant to the Company’s activities. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time.

The Nominating and Corporate Governance Committee will evaluate each candidate for nomination, including incumbents, based on the same criteria. The committee’s review is typically based on any written materials provided with respect to the candidate. The committee determines whether the candidate meets the Company’s general qualifications and specific qualities for directors and whether requesting additional information or an interview is appropriate.

In 2006 the Nominating and Corporate Governance Committee engaged Heidrick & Struggles (“H&S”), an independent search firm, to identify potential director candidates. Mr. Arnold M. Nemirow was identified by H&S as part of this process and recommended to the Nominating and Corporate Governance Committee for consideration based in part on his prior experience and familiarity with industries similar to those in which the Company operates. Following a review of Mr. Nemirow’s qualifications, including a determination by the Board as to his independence, the Nominating and Corporate Governance Committee recommended to the Board that Mr. Nemirow be appointed as a Class II member of the Board of Directors. Mr. Nemirow was appointed as a Class II member of the Board of Directors in March 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Program Objectives

Our compensation programs are designed to achieve the following objectives:

•       Attract and retain top management talent;

•       Link compensation realized to the achievement of the Company’s short and long-term financial and strategic goals;

•       Align management and shareholder interests by encouraging long-term shareholder value creation;

•       Maximize the financial efficiency of the programs from tax, accounting, cash flow and share dilution perspectives; and

•       Support important corporate governance principles and comply with best practices.

Compensation Philosophy

Our compensation programs are designed to link pay to performance. Aside from base salaries, all other compensation components are tied to performance. We position our target individual compensation levels between the 25th percentile and median of our comparator group (as described in more detail below), to recognize that Aventine is smaller than the typical peer company, but growing rapidly. Actual realized compensation may be above or below the targeted level, depending on our achievement of short and long-term financial and strategic goals. We structure our programs to provide the appropriate balance between cash and equity compensation, and short-term and long-term incentives.

Compensation Committee Procedures

The Compensation Committee of the Board is responsible for determining the nature and amount of compensation for the Company’s executive officers and directors. In 2006, the committee consisted of two non-employee directors: Wayne D. Kuhn was the Compensation Committee Chair and Leigh J. Abramson was a committee member. Arnold M. Nemirow, who became a director in 2007, joined the committee this year.

Compensation Consultant

The Compensation Committee engaged Frederic W. Cook & Co. (“Cook”) as its independent compensation consultant to perform a comprehensive review of the Company’s executive compensation programs. Cook conducted a competitive review of our executive compensation levels compared to a peer group of 15 public companies in generally similar industries to Aventine. Cook also reviewed the design of our executive compensation programs and made recommendations for changes and improvements, as well as provided the committee with a review of and recommendations for changes to the compensation program for non-employee directors. While the committee values the advice of its independent consultant, the committee sometimes chooses to take a different approach than that recommended by the consultant for various reasons.

Cook does no work for management, receives no compensation from the Company other than for its work in advising the committee, and maintains no other economic relationships with the Company. As part of the process of assessing the effectiveness of the Company’s compensation programs, Cook had discussions with the Chief Executive Officer (“CEO”) regarding strategic goals and the manner in which the compensation plans should support these goals. In addition, as part of the process of gathering background data on the Company’s historical and current compensation practices, Cook also interacted with the Chief Financial Officer, Chief Accounting & Compliance Officer, and the Vice President, Business Resources/Administration.

Input of Executive Officers on Compensation

The Compensation Committee receives input from the CEO on the personal performance achievements of the executives who report to him. This individual performance assessment determines a portion of the annual compensation for each executive. In addition, the CEO provides input on salary increases, incentive compensation opportunities, and long-term incentive grants for the executives who report to him, which the committee considers when making executive compensation decisions. The Compensation Committee does its own performance review of the CEO, and discusses it with the full Board.

In addition, management provides input into our compensation programs when management establishes annual plans and budgets that are reviewed and approved by the Board, because some of the performance goals used in our compensation programs are tied to these annual plans and budgets.

Annual Review of Executive Compensation

In 2006, with the assistance of Cook, the Compensation Committee conducted a comprehensive review of the executive compensation program in terms of program design and compensation levels. The review included a total direct compensation analysis for nine executive positions; a carried-interest ownership analysis for the five highest paid executives; and aggregate share usage, fair value transfer, and potential dilution analyses. The results of the competitive review and Cook’s preliminary recommendations were presented and discussed at the October 31, 2006 Board meeting.

Aventine’s compensation practices were compared to those of a peer group of 15 public companies in related or similar industries. These companies include:

Alon USA	Holly Corp.	Pacific Ethanol
Andersons, Inc.	Lubrizol	Penn Virginia
Corn Products	Methanex	Terra Industries
Forest Oil	MGP Ingredients	Verasun
Giant Industries	NewMarket Corp.	Western Refining

At the time comparisons were made, Aventine ranked between the 25th percentile and median in market capitalization, sales, and net income. This is why we decided to position our individual target compensation levels between the 25th percentile and median of the peer group. Actual executive compensation levels were below the desired competitive position. To achieve target compensation between the 25th percentile and median of competitive practice, we expect to increase base salaries over a two-year period and increase annual incentive opportunities over a three-year period.

The findings from the competitive review indicated that:

•       Executive cash compensation (base salary and annual bonus) was low relative to the peer group;

•       Aventine had not yet established an ongoing long-term incentive program, so direct comparisons to the peer group were difficult. Irregular grants of stock options were made at various times, both pre- and post-IPO. Some executives who had received significant pre-IPO option grants had large option gains, both realized and unrealized, while other newer executives had little to no option intrinsic value;

•       Overall, senior executives had high levels of carried-interest ownership in the form of options, but little in the form of real owned shares;

•       The three-year average historical annual share usage and fair value transfer were high relative to the peer companies, which is common among companies like ours in the years prior to IPO. This high level of equity compensation share usage somewhat balanced our below-market cash compensation levels; and

•       Our total potential dilution from equity compensation, including grants outstanding and shares available for future grant, was at the peer group median.

Based on the results of the competitive review, the Compensation Committee made changes to the executive compensation programs for 2007, which will be outlined when we discuss each element of compensation below.

Compensation Elements

Our compensation programs have the following elements

•       Base salary;

•       Annual incentives (cash bonuses);

•       Long-term incentives; and

•       Benefits and perquisites.

Base Salary

We pay base salaries because some minimum level of fixed compensation is necessary to attract and retain executive talent. Our base salaries are generally targeted between the competitive 25th percentile and median, but may deviate from this competitive position based on the scope of the individual’s role in the organization, his or her level of experience in the current position, and individual performance. Base salaries are reviewed annually and may be adjusted to better match market competitive levels and/or to recognize an individual’s growth and development in their given position. The base salaries for the named executive officers (“NEO’s”) are as follows:

Executive	2006 Starting Salary	Current 2007 Salary*
Ronald H. Miller	$275,000	$325,000
Ajay Sabherwal	225,000	237,000
William J. Brennan	170,000	175,000
John R. Gray	170,000	170,000
Jerry L. Weiland	160,000	175,000

*                    The date of any increase for all NEO’s was June 1, 2006.

Annual Incentives

Under Aventine’s annual bonus program, a range of earnings opportunity is established for each executive, expressed as percentages of base salary, with defined threshold, target, and stretch payout levels. Threshold payouts are 50% of target, and stretch payouts are 200% of target. Annual incentives are paid in cash in the first quarter of the year following the performance year (e.g., 2006 bonuses were paid in the first quarter of 2007.)

Company performance determines 75% of the bonus, while personal performance determines the remaining 25%. Company performance measures include earnings before interest, taxes, depreciation and amortization (“EBITDA”), cash management, and new gallons of production from marketing alliances and equity production.

In 2006, the threshold on the EBITDA measure was exceeded, but the threshold for the cash management measure was not met. The Company exceeded the stretch goal in production from marketing relationships, but performed below threshold in growth of equity production. NEO’s exceeded target for performance under the personal component.

The table below illustrates each executive’s earnings opportunity under the annual incentive program and the actual bonuses for 2006 performance that were paid on March 2, 2007:

	2006 Annual Incentive Opportunity			2006 Bonus Earned
	as % of Base Salary			% of
	Threshold	Target	Stretch	Base Salary	$ Value
Miller	17.5	35	70	29.0	88,055
Sabherwal	12.5	25	50	18.7	43,370
Brennan	11.25	22.5	45	15.8	27,346
Gray	11.25	22.5	45	16.8	20,908
Weiland	11.25	22.5	45	14.4	24,324

For 2007, the Company is using similar corporate performance measures, including EBITDA and equity production, and adding components to measure our pricing versus the published prices of competitors, the timing of signing contracts to proceed with new construction, and a measure of stock price performance against four peer companies:  VeraSun Energy, US BioEnergy, Pacific Ethanol, and MGP Ingredients. All but one of these companies were included in the group against which compensation comparisons were made; US BioEnergy was not included because it had not yet become a public company at the time the competitive review was conducted. In addition, the personal component has been eliminated for positions at the Vice President level and above.

Based on the results of the competitive compensation review conducted in 2006, annual incentive bonus opportunities were increased for several executives. The 2007 annual incentive opportunities for the NEO’s are as follows:

	2007 Annual Incentive Opportunity.
	as % of Base Salary
	Threshold	Target	Stretch
Miller	25.0	50.0	100.0
Sabherwal	17.5	35.0	70.0
Brennan	15.0	30.0	60.0
Gray	15.0	30.0	60.0
Weiland	15.0	30.0	60.0

Long-Term Incentive Compensation

Long-term incentive compensation for executives is provided by equity grants from the Aventine Renewable Energy Holdings, Inc. 2003 Stock Incentive Plan, as amended (the “Plan”). Although the Plan allows for a variety of grants types, executives had been granted only stock options through the end of fiscal 2006. Several executives were granted options in 2003, when the plan was approved. Subsequent grants were made to selected executives on several different dates in 2004 and 2005 (all pre-IPO), but no regular granting schedule has been established. In 2006, two NEO’s, Messrs. Sabherwal and Gray, received option grants at an exercise price of $22.50 (refer to the “Grants of Plan-Based Awards” table). Option grants generally vest in annual installments on the first five anniversaries of the grant date. Refer to the “Outstanding Equity Awards at 2006 Year End” table for information on options held by our NEO’s.

Beginning in 2007, we commenced an ongoing long-term incentive program under the Plan. This program will provide regular annual grants of a combination of stock options and performance shares. We believe the use of performance shares in combination with stock options creates better balance and durability in the long-term incentive plan, which increases overall retention value, maximizes the incentive to perform at the highest level, fosters commonality of interests between management and shareholders, and ensures the highest degree of financial efficiency to the Company.

Stock Options

We anticipate that the stock options to be granted following approval of the 2007 amendment and restatement of the Plan will generally have the same structure and vesting schedule as previous grants. Previous grants have ten-year terms, with the exception of certain options granted to Mr. Sabherwal that expire one year after vesting. Most of the option grants will become exercisable in equal annual installments on the first five anniversaries of the grant date. The exercise price is equal to the closing price on the date of grant. We believe that stock options are a useful long-term incentive compensation vehicle because they reward shareholder value creation in that they are only valuable to option-holders if our share price increases.

Performance Shares

Performance shares are stock units that will be converted to common shares, to the extent earned, at the end of a three-year performance cycle. Our first performance cycle will begin January 1, 2007 and will end December 31, 2009. Under our performance share program, each participant will have a target award expressed as a number of shares, with a payout opportunity range of 0% to 150% of the target, depending on performance relative to pre-determined goals. At the threshold level of performance, 50% of the target shares will vest. At the stretch level, 150% of the target shares will vest. At performance below the threshold level, none of the shares will vest. We intend for the performance goals for the January 1, 2007 to December 31, 2009 performance cycle to relate to the growth of the Company as measured by actual gallons produced.

The performance share program will have a variety of advantages over traditional equity compensation vehicles, including:

Reduce fixed expense.   In contrast to stock options and restricted shares, which have a fixed expense that does not vary with performance, compensation associated with our performance share program will be directly tied to the achievement of the underlying goals. If the performance goals are not achieved, the performance shares will be forfeited and no compensation expense will be recorded. As a result, the Company will incur cost only in the event that operating performance is sufficient to support it.

Greater retention power.   Options can potentially create a retention disincentive if they fall underwater. Performance shares, on the other hand, can counter-balance this by creating a strong retention impact as long as the underlying performance targets are reasonable.

Ties awards to the achievement of common objectives.   Performance shares will provide clear direction to participants with regard to desired behaviors (e.g., attain a specified level of production volume).

Improve the overall balance of the compensation program.   The resulting compensation program will be focused on long-term operating performance, as well as stock price appreciation.

The performance share targets for the NEO’s and the specific performance goals for the January 1, 2007 through December 31, 2009 cycle have not been finalized as of the date hereof.

Timing of Awards

Option grants to executives are recommended by the Compensation Committee and approved by the Board. Grants are effective on the date of approval, or if approved in advance of the date of hire, are effective on the date of hire. The exercise price of stock options is the closing price on the grant date, which is the effective date. We are currently examining the establishment of a more regular option granting practice.

Benefits and Perquisites

The NEO’s participate in the same benefits programs as other Company employees, including:

•       Health and dental insurance with the Company paying 20% of the premiums;

•       Company-paid premiums for a group term life insurance policy with a benefit equal to 1.5x each employee’s annual salary, up to a maximum of $250,000;

•       Short-term disability coverage providing between 60% and 100% of base salary for up to 26 weeks,  The benefit amounts depend on the employee’s length of service with Aventine, according to the following table;

January 1 of Anniversary Year	100% of Pay for	60% of Pay for	Total
Year of Hire	2 weeks	24 weeks	26 weeks
1	4 weeks	22 weeks	26 weeks
2	6 weeks	20 weeks	26 weeks
3	8 weeks	18 weeks	26 weeks
4	11 weeks	15 weeks	26 weeks
6	14 weeks	12 weeks	26 weeks
7	17 weeks	9 weeks	26 weeks
8	23 weeks	3 weeks	26 weeks
9	26 weeks	0 weeks	26 weeks

•       Participation in the Company’s tax-qualified 401(k) plan (the Company’s match for 2006 was 100% of employee contributions up to a maximum of 6% of eligible earnings, subject to IRS limits, and the profit sharing contribution was 3.7% of eligible earnings); and

•       Company paid premiums for business travel accident insurance which provides 24 hour coverage for employees traveling on company business, up to a maximum benefit of $250,000.

We do not provide any executive perquisites. We have no supplemental retirement plans or pension plans and we have no intentions of implementing any such plans in 2007.

Ownership Guidelines

We established an executive stock ownership policy at the time of our initial public offering. We require that within five years, our executives must own Aventine common equity equal in value to a multiple of base salary as follows:

Ownership
Position Level	Requirement
CEO	6x base salary
SVP/COO/CFO	4x base salary
Vice President/CAO	3x base salary

Shares counting toward the ownership requirement include: shares owned directly; shares owned jointly by the employee and his or her spouse and/or minor children; shares owned indirectly by a trust for the benefit of the employee, his or her spouse and/or his or her minor children; the value of common stock underlying the in-the-money value of vested and unexercised stock options. For purposes of meeting the ownership requirement, the in-the-money value of vested stock options is included, net of the supplemental income wage withholding rate and the Medicare tax rate (for 2006, these rates were 25% and 1.45%, respectively). Until the ownership requirement is met in full, the executive may not sell shares acquired from Aventine’s equity compensation programs, other than to satisfy minimum withholding obligations at the time of exercise or settlement or to satisfy the exercise price with respect to an option. As of December 31, 2006, Messrs. Miller, Brennan, and Weiland were in compliance with the guideline and we believe Messrs. Sabherwal and Gray are on track to achieving the ownership guideline within the required time period.

Potential Payments Upon Termination or Change in Control

Other than the employment offer letter described below for Mr. Sabherwal, we have no employment or severance agreements in place with any executives. We do not have a formal severance plan nor do we have a change-in-control severance program. However, if there is a “Sale of the Company” as defined in the Plan, all unvested stock options from grants made prior to 2007 will become vested. Assuming that the 2007 restatement of the Plan, as discussed elsewhere in this proxy, is approved by shareholders, going forward we will implement “double-trigger” vesting acceleration of equity grants upon a change-in-control. That is, vesting of equity grants will only accelerate upon a change-in-control if the successor organization does not assume, convert or replace the awards, or if the participant is terminated without cause or resigns for “good reason” within 24 months of the change-in-control. The table below reflects the amount of compensation to each of the NEO’s in the event of a termination related to a change in control, as a result of the accelerated vesting of unvested stock options. The amounts shown assume termination was effective December 31, 2006 and assume a share price of $23.56, our closing share price on December 29, 2006, the last trading day of the calendar year.

NEO	Accelerated Vesting of Unvested Equity Compensation*
Ronald H. Miller	$16,047,519
Ajay Sabherwal	7,434,160
William J. Brennan	3,309,518
John R. Gray	201,400
Jerry L. Weiland	1,763,019

*                    Represents the intrinsic value of unvested stock options at 12/31/06

Employment Offer Letter Terms

Mr. Ajay Sabherwal, Chief Financial Officer

In our employment offer letter to Mr. Ajay Sabherwal, dated November 14, 2005, we specify certain benefits upon termination of employment without cause at various times. If Mr. Sabherwal had been terminated without cause within the first year of his employment (November 14, 2005—November 14, 2006), he would have received severance in the amount of one year of base salary plus benefits and accrued vacation and bonus. In addition, 50% of his unvested stock options would have vested upon his termination date. If Mr. Sabherwal is terminated without cause within the second or third year of the agreement (November 15, 2006—November 14, 2008), he will receive severance in the amount of 50% of his base salary plus benefits and accrued vacation and bonus. In addition, 50% of his unvested stock options will vest upon his termination date. Had Mr. Sabherwal’s employment been terminated on December 31, 2006, he would have been entitled to the following estimated benefits:  $118,500, representing 50% of his base salary; $7,467, representing an estimated cost of six months of continued benefits; $18,231 in payout of unused accrued vacation; $43,370 in earned bonus (this amount was paid in 2007 and is reflected in the Summary Compensation Table); and $3,717,080, representing the intrinsic value of options where vesting would accelerate (50% of his unvested options).

Mr. Daniel R. Trunfio, Jr., Chief Operating Officer

To assist in meeting our strategic growth goals and to provide additional experience to our management team, we have hired Mr. Daniel R. Trunfio, Jr. to serve as Chief Operating Officer, a new position in our organization. Mr. Trunfio’s employment began on March 19, 2007. Mr. Trunfio accepted the terms of the Company’s offer letter, dated February 7, 2007, providing for at-will employment. Pursuant to the offer letter, Mr. Trunfio’s starting annual base salary is $300,000, and he is eligible for a maximum annual bonus payout of 70% under the Company’s Annual Performance Incentive Plan for performance in 2007. Mr. Trunfio also received a net signing bonus of $100,000. Mr. Trunfio is eligible for equity grants in accordance with the Plan, and was granted an initial $1 million in restricted stock and 200,000 non-qualified stock options on March 19, 2007. These grants vest over a five-year period and the options have an exercise price equal to the closing price of the Company’s Common Stock on the grant date. These awards were provided, in part, to make up for benefits that Mr. Trunfio forfeited from his former employer when he left to join Aventine. Mr. Trunfio will be granted another non-qualified option to purchase 50,000 shares of the Company’s Common Stock on each of March 19, 2008 and 2009. Each of these options will vest over a 5-year period and the options will have an exercise price equal to the closing price of the Company’s Common Stock on the grant date. Mr. Trunfio is eligible for benefits under the Company’s relocation policy, and is receiving reasonable temporary living expenses in connection with his permanent relocation. Mr. Trunfio will participate in the Company’s Long-Term Incentive Plan, if and when such a plan is implemented, and is also entitled to the other benefits available to employees and to senior executive officers of the Company. If Mr. Trunfio’s employment is terminated without cause, the restricted shares and options granted at his hire date will become fully vested, subject to non-competition provisions, as referenced in the Plan.

Accounting and Tax Treatment of Awards

Under Section 162(m) of the Internal Revenue Code of 1985, as amended (the “Code”), publicly-held corporations may not take a tax deduction for compensation over $1 million paid to any of the NEOs during any fiscal year. There is an exception for performance-based compensation meeting certain requirements. We strive to preserve the tax deductibility of executive compensation, and we believe our annual and long-term incentive programs, are and will continue to, qualify as performance-based compensation not subject to any deductibility limits under Section 162(m). However, we may make incentive-based awards not exempt from these limits where such awards are necessary to achieve our human resources objectives and where they will not have a material impact on stockholder value.

We account for stock-based employee compensation using the fair value based method of accounting described in Statement of Financial Accounting Standards No. 123 (revised 2004 (“FAS123R”), Share-Based Payment. We record the cost of awards with service conditions (i.e., service-vesting stock options) based on the grant-date fair value of the award. The cost of the awards is recognized over the period during which an employee is required to provide service in exchange for the award (i.e., the vesting period). In the event of certain terminations of employment (resignation, termination without cause, etc.), no further compensation cost is recognized and the remaining unvested stock grant is cancelled. We will record the cost of awards with performance conditions (i.e., performance-shares) based on per-share grant-date fair value, with the ultimate expense based on the number of shares that are actually earned. This expense will be accrued based on our expectation of performance results as of each reporting date, and will be amortized over the performance period. As of December 31, 2006, we had not granted any equity awards that are subject to performance-based or market-based conditions.

Summary Compensation

The following table sets forth the total compensation of each of the company’s NEO’s, including the President and CEO and the Chief Financial Officer for the year ended December 31, 2006.              The Company did not grant any restricted stock awards to NEO’s in 2006.

Name and Principal Position	Salary ($)	Bonus ($)		Option Awards ($) (4)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($) (5)	Total ($)
Ronald H Miller	$303,848	$144,000	(1)	$1,142,359	$88,055	$33,577	$1,711,839
President and CEO
Ajay Sabherwal	231,923	208,500	(1)(2)	2,510,631	43,370	49,631	3,044,055
Chief Financial Officer
William J. Brennan	172,885	50,000	(1)	672,163	27,346	24,688	947,082
Chief Accounting and Compliance Officer
John R. Gray	124,231	45,000	(3)	392,360	20,908	29,161	611,660
Vice President—Business Development and Logistics
Jerry L. Weiland	168,655	—		392,933	24,324	25,115	611,027
Vice President—Operations

(1)           Includes $144,000, $96,000, and $50,000 for Messrs. Miller, Sabherwal, and Brennan, respectively, in bonuses provided for in the 144A Equity offering for timely filing the Registration Statement and having it declared effective.

(2)           Includes $112,500 as a final installment for Mr. Sabherwal’s signing bonus.

(3)           Represents Mr. Gray’s employment signing bonus.

(4)           The value of the stock options shown under “Option Awards” in the table above represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2006 in accordance with FAS123R, disregarding estimated forfeitures related to service-based vesting conditions. The assumptions and methodology used to determine such amounts are set forth in Footnote 17 in our Notes to Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2006.

(5)           All Other Compensation includes:  for Mr. Miller $13,200 in Company matching contributions to the 401(k) plan, $17,769 in profit sharing contributions to the 401(K) plan, $2,550 in transition contributions to the 401(K) plan, and $58 in spousal entertainment expenses;  for Mr. Sabherwal  $33,743 in relocation expenses, $13,200 in Company matching contributions to the 401(K) plan, and $2,688 in legal fees related to the immigration of Mr. Sabherwal and his wife; for Mr. Gray $24,061 in relocation expenses and $5,100 of Company matching contributions to the 401(K) plan; for Mr. Brennan $13,200 in Company matching contributions to the 401K plan, $11,430 in profit sharing contribution to the 401K plan, and $58 in spousal entertainment expenses; and, for Mr. Weiland $13,200 in Company matching contribution to the 401(k) plan, $10,735 in profit sharing contributions to the 401(K) plan and transition contributions of $1,180 to the 401(K) plan.

Grants of Plan Based Awards

The following table sets forth new grants of plan-based awards in 2006:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Underlying Options	Awards ($/sh.)	Option Awards (2)
Ronald H. Miller	1/1/06	(1)	$56,875	$113,750	$227,500	—	—	—
Ajay Sabherwal	1/1/06	(1)	29,625	59,250	118,500	—	—	—
	4/4/06		—	—	—	140,000	$22.50	$1,927,380
William J. Brennan	1/1/06	(1)	19,688	39,375	78,750	—	—	—
John R. Gray	1/1/06	(1)	19,125	38,250	76,500	—	—	—
	4/4/06		—	—	—	190,000	22.50	2,615,730
Jerry L. Weiland	1/1/06	(1)	19,688	39,375	78,750	—	—	—

(1)           Represents annual incentive (bonus) opportunity for 2006; earned amounts were paid in cash on March 2, 2007. Actual bonuses earned for 2006 are shown in the Non-Equity Incentive Plan column of the Summary Compensation Table

(2)           Grant date fair value was calculated using the following assumptions: $22.50 current share price and exercise price, 58% volatility, 0% dividend yield, 6.5 year expected term, and 4.9% risk-free interest rate. These options become exercisable in equal annual installments on the first five anniversaries of the grant date, or earlier upon a Change in Control, as defined in the Plan. Our stock options are granted on the same date as our Compensation Committee approval date, and have an exercise price which is the closing price of our stock on the date of grant.

Outstanding Equity Awards

The following table sets forth the option awards outstanding for the Company’s NEO’s as of December 31, 2006:

					Stock Awards
	Option Awards					Market	Equity Incentive Plan Awards: Number of Unearned	Equity Incentive Plan Awards: Market or Payout Value of
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Stock Units that Have Not Vested	Value of Shares or Units of Stock that Have Not Vested ($)	Shares, Units or Other Rights That Have Not Vests (#)	Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald H. Miller	244,054	381,149	$0.232	6/17/2013 (1)	—	—	—	—
	86,669	346,675	2.918	9/06/2015 (1)	—	—	—	—
Ajay Sabherwal	34,320	—	4.345	3/15/2007 (2)
	—	54,168	4.345	3/15/2008 (2)
	—	108,336	4.345	3/15/2009 (2)
	—	108,336	4.345	3/15/2010 (2)
	—	108,336	4.345	3/15/2011 (2)
	—	140,000	4.345	4/04/2016 (1)
John Gray	—	190,000	22.500	4/04/2016 (1)
William J. Brennan	70,454	156,101	2.359	12/31/2014 (1)	—	—	—	—
Jerry L. Weiland	44,940	—	0.232	6/17/2013 (1)	—	—	—	—
	—	41,885	2.359	12/31/2014 (1)	—	—	—	—
	—	41,885	2.669	6/30/2015 (1)

(1)             These stock options have ten-year terms and vest in equal annual installments on the first five anniversaries of the grant date. Vesting is accelerated upon a Change in Control of the Company as defined in the Plan. Upon termination with Cause, all options will be immediately forfeited. Upon termination due to death or disability, vested options will remain exercisable for the earlier of one year or their original expiration date, and unvested options will be forfeited. For all other terminations, vested options would remain exercisable for the earlier of 90 days or their original expiration date, and unvested options will be forfeited.

(2)             These options were part of a grant of 433,344 options to Mr. Sabherwal that vest in four equal annual installments, with the option term equal to one year post-vesting. Upon termination due to death or disability, vested options will remain exercisable for the earlier of one year or their original expiration dates, and unvested options will be forfeited. Upon other termination without cause between November 15, 2006 and November 15, 2008, 50% of the unvested options will vest, and vested options will remain exercisable for the earlier of 90 days or their original expiration date; unvested options will be forfeited.  For other termination, outstanding options will expire immediately.

Option Exercises

The following table sets forth the stock options exercised for the Company’s NEO’s for the year ended December 31, 2006:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Equal on Vesting (#)	Value Realized on Vesting ($)
Ronald H. Miller	100,000	$4,276,714	—	—
Ajay Sabherwal	19,848	767,219	—	—
William J. Brennan	2,531	102,863	—	—
John R. Gray	—	—	—	—
Jerry L. Weiland	30,191	1,291,183	—	—

Pension Benefits and Non—Qualified Deferred Compensation

We do not maintain any pension benefit plans or nonqualified deferred compensation plans.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on the Company’s Board of Directors in 2006:

Name	Fees earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non Qualified Deferred Compensation ($)	All other Compensation ($)	Total Compensation ($)
Leigh J. Abramson (1)	$56,091	$6,250	—	—	—	—	$62,341
Michael C. Hoffman (1)	47,750	6,250	—	—	—	—	54,000
Wayne D. Kuhn	55,560	6,250	—	—	—	—	60,310
Bobby L. Latham	114,250	6,250	—	—	—	—	120,500
Richard A. Derbes	50,000	6,250	—	—	—	—	56,250
Farokh S. Hakimi	43,294	22,223	—	—	—	—	65,517

(1)           Cash fees paid to Messrs. Abramson and Hoffman are paid directly to Metalmark Capital.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis of the Company with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
Wayne D. Kuhn, Chairman Leigh J. Abramson

COMPANY STOCK PRICE PERFORMANCE

Set forth below is a line graph comparing the total stockholder return on our Common Stock since our shares began trading on the NYSE on June 29, 2006, with the cumulative total stockholder returns of both the S&P 500 index and the Custom Composite Index made up of two other public ethanol companies.

COMPOSITE PRICE CHART

TOTAL CUMULATIVE RETURNS

	2006
Company	June	July	August	September	October	November	December
Aventine Renewable Energy
Holdings, Inc.	$100	$69	$64	$50	$57	$59	$55
S&P 500 Index	100	100	103	105	109	109	113
Custom Composite Index (2 stocks)	100	92	85	63	63	73	74

Aventine’s total return assumes an investment of $100 at the Company’s initial public offering price of $43 per share.

The Custom Composite Index consists of Verasun Energy Corporation and Pacific Ethanol, Inc.

Copyright © 2007, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board, our executive officers and persons who hold more than ten percent of our Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports of beneficial ownership and changes in beneficial ownership of our equity securities and to furnish us with copies of all reports they file. Based solely upon our review of the copies of such reports received by us and written representations from our executive officers and directors, we believe that, for the fiscal year ended December 31, 2006, required reports were filed timely except that the Company failed to timely file a Form 4 on behalf of Farokh Hakimi with respect to one transaction involving a restricted stock grant. This transaction was subsequently filed on Form 4.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board reviews and approves the scope of the audit performed by our independent registered public accounting firm and our accounting principles and internal accounting controls. The Audit Committee is composed of three independent directors, and operates under a written charter adopted and approved by the Board. The Board has determined that each of the members of the Audit Committee is independent and financially literate under the SEC regulations and the listing standards of the NYSE. Messrs. Hakimi, Hoffman and Derbes are audit committee financial experts, within the meaning of SEC regulations and have accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

The Audit Committee reviews Aventine’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. E&Y, our Company’s independent registered public accounting firm for 2006, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee reviewed and discussed with management and E&Y the audited financial statements for the year ended December 31, 2006. The Audit Committee has discussed with E&Y the matters that are required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. E&Y has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Audit Committee discussed with E&Y that firm’s independence. The Audit Committee also concluded that E&Y’s provision of audit and non-audit services to Aventine and its affiliates is compatible with E&Y’s independence.

Based on the considerations referred to above, the Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2006 be included in our Annual Report on Form 10-K for the year ended December 31, 2006. This report is provided by the following independent directors, who constitute the Audit Committee:

Submitted by the Audit Committee
Farokh S. Hakimi, Chairman Michael C. Hoffman Richard A. Derbes

PROPOSAL TWO
RATIFICATION OF THE AVENTINE RENEWABLE ENERGY HOLDINGS, INC. 2003 STOCK INCENTIVE PLAN (AMENDED AND RESTATED AS OF MARCH 22, 2007)

The Aventine Renewable Holdings, Inc. 2003 Stock Incentive Plan was first adopted by our Board on May 30, 2003, and was amended on each of September 6, 2005 and December 12, 2005. At a meeting on March 22, 2007, our Board of Directors adopted, subject to stockholder approval, a further amended and restated plan (the “Proposed Plan”). The following description of the Proposed Plan is a summary only and is qualified in its entirety by reference to the full text of the Proposed Plan, which is attached to this Proxy Statement as Annex A. In the event that the Proposed Plan is not approved by stockholders, awards will continue to be made under the Plan. THE BOARD RECOMMENDS VOTING “FOR” RATIFICATION OF THE PROPOSED PLAN.

Purposes.   The purposes of the Proposed Plan are to advance the interests of the Company and its stockholders by providing a means by which the Company and its Subsidiaries can attract, retain and motivate selected directors, officers, other key employees and consultants and provide such personnel with an opportunity to participate in the increased value of the Company which their effort, initiative and skill have helped produce.

Administration.   The Proposed Plan is administered by our Board, or the Compensation Committee of our Board. The Compensation Committee has the power, in its discretion, to select participants to participate in the Proposed Plan, to grant awards under the Proposed Plan, to determine the terms of these awards, to interpret the provisions of the Proposed Plan and, subject to certain conditions, accelerate the vesting or otherwise adjust the exercise price of an award, and to make all determinations deemed necessary or advisable for the administration of the Proposed Plan. To the extent permitted by law, the Compensation Committee may delegate its authority to one or more designated individuals or to other committees of our Board.

Eligibility.   Officers, directors and employees of, or consultants to, Aventine and its current and future subsidiaries are eligible to receive awards under the Proposed Plan. It is expected that all employees and all non-employee directors will be considered for participation in the Proposed Plan. The Company does not currently anticipate making awards to consultants under the Proposed Plan, but may consider doing so in the future as circumstances demand.

Types of Awards.   The Proposed Plan provides for awards of options (which may be incentive stock options (“ISOs”) or non-qualified stock options (“NSOs”)), stock appreciation rights (“SARs”), shares of restricted stock, restricted stock units (“RSUs”), performance shares, performance units (“PUs”), substitute awards and other equity based awards. In addition, dividend equivalent rights may be included in any award.

An option is the right to purchase shares in the future at a price determined when the option is awarded. A SAR is the right to receive, upon exercise of the right an amount equal to the excess of the fair market value of a share on the exercise date over the exercise price of the right or related option. Restricted stock is an award of stock, the vesting of which is contingent on continued employment or the satisfaction of performance goals specified by the committee. A RSU is a contractual right, denominated in shares, representing the right to receive a share of common stock upon specified terms and conditions. A performance share is an award representing one share payable in Common Stock upon attainment of pre-established performance goals. A performance unit is an award which does not represent a share but may be paid in shares or in cash upon attainment of pre-established performance goals. A substitute award is an award granted in connection with the assumption or replacement of an award previously granted by an entity which combines with or is acquired by the Company. Dividend equivalents represent the right to receive dividends in respect of a specified number of shares.

Shares Subject to the Plan.   Under the Plan, a maximum of 5,001,172 shares could be delivered to participants, subject to adjustments in the event of certain corporate events. As of March 30, 2007, there were approximately 721,946 shares remaining available to be granted under the Plan. The Plan amendment increases the maximum number of shares that may be delivered to participants under the Proposed Plan by an additional 1,700,000 shares. No “covered employee” (as defined under Section 162(m) of the Internal Revenue Code) is able to receive in any calendar year (i) stock option or stock appreciation right grants with respect to more than 750,000 shares of our common stock, (ii) restricted stock, restricted stock units, performance shares or performance units that relate to more than 500,000 shares, or (iii) an award payable in cash in an amount exceeding $5 million. In addition, no more than 1,000,000 incentive stock options, in the aggregate, may be granted under the Proposed Plan.

Shares subject to an award under the Proposed Plan that are not delivered to a participant as a result of the award being cancelled, forfeited or settled in cash, or because such shares are used to satisfy tax withholding obligations or the payment of the exercise price of such award, will be available for future grants. In the event that previously awarded shares are used to satisfy the exercise price of an option or in the event a stock appreciation right is settled, only the number of shares issued net of shares tendered will be deemed issued. Any shares covered by substitute awards will not be considered outstanding for purposes of the maximum number of shares.

Information as to awards granted under the Plan in 2006 is set forth on page 31.

Grant of Options and SARs.   The committee may award ISOs and/or NSOs (collectively, “Options”) to eligible participants. SARs may be awarded either in tandem with any other award under the Plan (“Tandem SARs”) or on a stand-alone basis (“Non-tandem SARs”).

Exercise Price.   The exercise price with respect to an Option is determined by the committee at the time of grant and must be at least the fair market value of a share of our common stock on the grant date. The exercise price determined with respect to an Option shall also be applicable in connection with the exercise of any Tandem SAR granted with respect to such Option. At the time of grant of a Non-tandem SAR, the committee will specify the base price of the shares to be issued for determining the amount of cash or number of shares to be distributed upon the exercise of such Non-tandem SAR.

Vesting.   The committee may determine at the time of grant and any time thereafter the terms under which Options and SARs shall vest and become exercisable. Options or SARs granted to employees of the Company or any Subsidiary will not be exercisable before the first anniversary of the date of grant.

Special Limitations on ISOs.   No ISO may be granted to an employee who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of stock of the Company (a “10% Stockholder”) unless the exercise price per share for the shares subject to such ISO is at least 110% of the per share fair market value on the grant date and such ISO award is not exercisable more than five years after its date of grant. In addition, the total fair market value of shares of Common Stock subject to ISOs which are exercisable for the first time by an eligible employee in a given calendar year shall not exceed $100,000, valued as of the date of the ISOs’ grant. ISOs may not be granted more than ten years after the earlier of the date of adoption of the Proposed Plan by the Board or the date the Proposed Plan is approved by stockholders.

Exercise of Options and SARs.   An Option or SAR may be exercised by written notice to the committee stating the number of shares with respect to which the Option or SAR is being exercised, and, in the case of an Option, tendering payment therefor. The committee may, at its discretion, accept shares of Common Stock as payment (valued at their fair market value on the date of exercise).

Tandem SARs are exercisable only to the extent that the related award is exercisable and only for the period determined by the committee. Upon the exercise of all or a portion of Tandem SARs, the related award shall be cancelled with respect to an equal number of shares. Similarly, upon exercise of all or a portion of an award, any related Tandem SARs shall be cancelled with respect to an equal number of shares. Non-tandem SARs shall be exercisable for the period determined by the committee, not to exceed 10 years.

Surrender or Exchange of SARs.   Upon the surrender of an SAR (and cancellation of the related unexercised award in the case of a Tandem SAR), the participant will be entitled to the aggregate fair market value of (A) the excess of (i) the fair market value of one share as of the date the SAR is exercised over (ii) the specified exercise price per share, multiplied by (B) the number of shares subject to the SAR being exercised, or related awards in the case of a Tandem SAR award, or portion thereof, which is surrendered.

Nontransferability of Options and SARs.   Options and SARs may not be transferred, assigned, pledged or hypothecated except by will or applicable laws of descent and distribution.

Expiration of Options.   Options will expire at such time as the committee determines; provided, however, that no Option may be exercised more than ten years from the date of grant, unless an ISO is held by a 10% Stockholder, in which case such ISO may not be exercised more than five years from the date of grant.

Termination of Options and SARs.   Except as the committee may at any time provide, Options and SARs held by a participant will be forfeited and cancelled upon termination of the participant’s employment for any reason.

Restricted Shares.   Restricted Shares granted to participants under the Proposed Plan may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the committee. The committee may also impose additional restrictions on participant’s right to dispose of or to encumber Restricted Shares, which may include satisfaction of performance objectives.

Except as the committee may at any time provide, (i) holders of Restricted Shares may not exercise the rights of a stockholder, such as the right to vote the shares or receive dividends and other distributions, prior to the vesting of the shares, and (ii) upon termination of a participant’s employment, unvested Restricted Shares will be forfeited.

Restricted Share Units.   A RSU represents the right to receive a share in the future, provided that the restrictions and conditions designated by the committee at the time of grant are satisfied. Except as determined otherwise by the committee, during the restricted period with respect to such RSUs, participants shall not have the right to receive dividends with respect to such restricted share units.

Performance Shares and Performance Units.   The committee may award to participants performance shares, each equivalent to one share, and performance units which will have a specified value or formula-based value at the end of a performance period. Performance shares and performance units so awarded will be credited to an account established and maintained for the participant. The committee shall determine performance periods and performance goals in connection with each grant of performance shares and performance units.

Vesting of awards of performance shares and performance units will occur upon achievement of the applicable objectives within the applicable performance period. The committee may, at its discretion, permit vesting in the event performance objectives are partially met, or grant additional vested performance shares or performance units in the event performance goals are surpassed. Payment of vested performance shares will be made in shares, and payment of vested performance units may be made in cash,  shares or any combination thereof, as determined by the committee.

Performance goals under the Proposed Plan will be determined by the committee and will be based on any one or more of the following:  price of shares or the stock of any affiliate; shareholder return; return on assets; return on equity; return on investment; return on capital; sales productivity; economic profit;

economic value added; net income; operating income; earnings (including earnings before taxes; earnings before interest and taxes; or earnings before interest, taxes, depreciation, and amortization); gross margin; sales; sales growth; product sales growth; free cash flow; earnings per share; earnings per share growth; operating company contribution or market share; improvements in or attainment of expense levels or working capital levels; comparisons of gross selling price over time or with specified competitors; freight, commission and other selling expenses; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures; and recruiting and maintaining personnel. Such performance goals may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The committee may determine at the beginning of the performance period to exclude certain charges, and must otherwise comply with Section 162(m) of the Code.

Dividend Equivalent Rights.   Dividend equivalent rights are rights to receive cash, shares, other awards or other property equal in value to all or a specified portion of dividends paid with respect to a specified number or shares. Dividend equivalents, when credited, will be converted into shares (or share equivalents) based on the value of a share on the dividend payment date in accordance with procedures established by the committee.

Tax Withholding.   The committee may require payment, or withhold payments made under the Plan, in order to satisfy applicable withholding tax requirements.

Adjustments.   In the event of any corporate transaction or distribution that affects our shares such that an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Proposed Plan, the committee will, in such manner as it deems appropriate, make adjustments in the number of shares or other securities subject to awards and the exercise prices or other terms of such awards, or if it deems it appropriate, may provide for a cash payment to a holder of an award in exchange for such award.

Sale of the Company.   In the event of a sale of the Company in which the successor company assumes, or substitutes for, any unvested Award, upon a termination of a participant’s employment for “good reason” or other than for “cause” (in each case, as defined in the Proposed Plan) within the 24-month period beginning on the date of such sale, any unvested awards held by such participant shall become fully vested and nonforfeitable. In the event of a sale in which the successor company does not assume, or substitute for, any unvested award, any unvested awards become fully vested and nonforfeitable upon such sale.

Amendment and Termination.   Our Board may at any time suspend, amend or terminate the Plan, provided that no amendment that would constitute a “material revision” under NYSE Rules may be made without stockholder approval. Unless terminated sooner, the Plan shall continue in effect until March 21, 2017.

Set forth below is a summary of the awards that were made in 2006 pursuant to the Plan:

Name and Position	Number of Options/Shares
Ronald H. Miller, President and Chief Executive Officer	—
Ajay Sabherwal, Chief Financial Officer	140,000	(1)
William J. Brennan, Chief Accounting and Compliance Officer	—
John R. Gray, Vice President—Business Development and Logistics	190,000	(1)
Jerry C. Weiland, Vice-President—Operations	—
Executive Officers Group	330,000	(1)
Non-Executive Officer Employees	220,000	(1)
Non-Executive Director Group	120,000	(2)

(1)          Consists of options granted to purchase shares of Common Stock. On March 26, 2007, the closing price per share was $18.11.

(2)          Consists of restricted stock.

Federal Income Tax Consequences

Stock Options.   There will be no federal income tax consequences to a participant or the Company upon the grant of either an ISO or an NSO under the Proposed Plan. Upon exercise of an NSO, a participant generally will recognize ordinary income in an amount equal to (i) the fair market value, on the date of exercise, of the acquired shares; less (ii) the exercise price of the NSO. Subject to Section 162(m) of the Code and the participant including such compensation in income or satisfying applicable reporting requirements, the Company will be entitled to a tax deduction in the same amount.

Upon the exercise of an ISO, a participant recognizes no immediate taxable income. Income recognition is deferred until the participant sells the shares. If the ISO is exercised no later than three months after the termination of the participant’s employment, and the participant does not dispose of the shares acquired pursuant to the exercise of the ISO within two years from the date the ISO was granted and within one year after the exercise of the ISO, the gain on the sale will be treated as long-term capital gain. Certain of these holding periods and employment requirements are liberalized in the event of a participant’s death or disability while employed by the Company. The Company is not entitled to any tax deduction with respect to the grant or exercise of ISOs, except that if the shares are not held for the full term of the holding period outlined above, the gain on the sale of the shares, being the lesser of:  (i) the fair market value of the common stock on the date of exercise minus the option price or (ii) the amount realized on disposition minus the exercise price, will be taxed to the participant as ordinary income and, subject to Section 162(m) of the Code and the participant including such compensation in income and the Company satisfying applicable reporting requirements, the Company will be entitled to a deduction in the same amount. The excess of the fair market value of the common stock acquired upon exercise of an ISO over the exercise price therefor constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Code.

Stock Appreciation Rights.   There will be no federal income tax consequences to either the participant or the Company upon the grant of an SAR. However, the participant generally will recognize ordinary income upon the exercise of an SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares received upon exercise. Subject to Section 162(m) of the Code and the participant including such compensation in income and the Company satisfying applicable reporting requirements, the Company will be entitled to a deduction equal to the amount includible in the participant’s income.

Restricted Shares.   Assuming the participant does not make an election under Section 83(b) of the Code (which election is discussed below), there will be no federal income tax consequences to either the participant or the Company upon the grant of Restricted Shares until expiration of the restricted period and the satisfaction of any other conditions applicable to the Restricted Shares. At that time, the participant generally will recognize taxable income equal to the then fair market value for the common stock and, subject to Section 162(m) of the Code and the participant including such compensation in income and the Company satisfying applicable reporting requirements, the Company will be entitled to a corresponding deduction. However, under Section 83(b) of the Code, the participant may elect, within thirty days after the date of the grant, to recognize ordinary income as of the date of grant and the Company will be entitled to a corresponding deduction at that time.

Performance Shares, Performance Units and Restricted Share Units.   There will be no federal income tax consequences to the participant or the Company upon the grant of Performance Shares, Performance Units or Restricted Share Units. Participants generally will recognize taxable income at the time when payment for the Performance Shares, Performance Units or Restricted Share Units is received in an amount equal to the aggregate amount of cash and the fair market value of shares acquired. Subject to Section 162(m) of the Code and the participant including such compensation in income and the Company satisfying applicable reporting requirements, the Company will be entitled to a deduction equal to the amount includible in the participant’s income.

Special rules may apply to participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

The following table summarizes share and exercise price information about Aventine’s equity compensation plans as of December 31, 2006:

EQUITY COMPENSATION PLAN INFORMATION

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	3,272,682	$6.57	(2)	998,125	(3)
Equity compensation plans not approved by security holders	-0-			-0-
Total	3,272,682			998,125

(1)  Aventine Renewable Holdings, Inc. 2003 Stock Incentive Plan, as amended through December 12, 2005. The amount shown in column (a) consists of 3,264,622 stock options and 8,060 Restricted Shares.

(2)          Does not include outstanding rights to receive Common Stock upon the vesting of Restricted Share awards or Restricted Stock Units.

(3)          Does not include additional shares of Common Stock that will become available for issuance if the Proposed Plan described above is approved by our stockholders at the meeting to which this Proxy Statement relates.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board has selected E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2007, and recommends that the stockholders vote for ratification of such appointment. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board feels that such a change would be in the best interests of Aventine and its stockholders. Representatives of E&Y are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and be available to respond to appropriate questions. THE BOARD RECOMMENDS VOTING “FOR” THIS PROPOSAL.

Principal Accounting Firm Fees

Fees (including reimbursement for out-of-pocket expenses) paid to our independent registered public accounting firm for services in 2006 and 2005 were as follows:

	Audit Fees	Audit- Related Fees	Tax Fees	All Other Fees
2006
E&Y	$1,304,000	$222,000	$160,000	$—
2005
E&Y	$935,000	$55,000	$270,000	$—

Audit Fees include fees for the audit of the annual financial statements, reviews of the related quarterly statements, audit of the financial statements of a subsidiary, and related SEC, initial public offering and other filings.

Audit-Related Fees include fees for accounting and reporting assistance, assistance related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and audit-related work in connection with employee benefit plans of Aventine.

Tax Fees include fees related to tax advisory and tax compliance services.

The Audit Committee considers the compatibility of non-audit services by its independent registered public accounting firm.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee has adopted an Audit and Non-Audit Services Approval Policy that requires the Audit Committee to pre-approve audit and non-audit services provided by Aventine’s independent registered public accounting firm. Since the formation of the Audit Committee in 2006, 100% of such fees have been pre-approved by the Audit Committee. There was no Audit Committee prior to the Company’s initial public offering on June 28, 2006. The Audit Committee will review such services and approve only those services that are consistent with the SEC’s rules on independent registered public accounting firm independence.

OTHER BUSINESS

Aventine knows of no other matters to be submitted at the Annual Meeting. By submitting the proxy, the stockholder authorizes the persons named on the proxy to use their discretion in voting on any matter brought before the Annual Meeting.

Delivery of Documents to Security Holders Sharing an Address

In accordance with notices that we sent to certain stockholders, we are sending only one copy of our Annual Report and Proxy Statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a household mailing this year and you would like to have additional copies of our Annual Report and/or Proxy Statement mailed to you, or would like to opt out of this practice for future mailings, please submit your request to:

Aventine Renewable Energy Holdings, Inc.

Investor Relations
1300 S Second St
Pekin, IL 61554

or call investor relations at (309) 347-9200. We will promptly send additional copies of the Annual Report and/or Proxy Statement upon receipt of such request. You may also contact us if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT THE NEXT ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in the proxy statement for our 2008 Annual Meeting of Stockholders, such proposal must be received by us at our principal executive offices no later than December 6, 2007, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement. In accordance with the rules of the SEC, we may exclude from the proxy statement any proposals that are not timely. Alternatively, in accordance with our By-laws, any stockholder may bring a proposal directly before the 2008 Annual Meeting of Stockholders if the stockholder (a) is a stockholder of record on the date of giving of the notice for the meeting (b) is a stockholder entitled to vote at the annual meeting and (c) has given timely written notice of the business in proper written form required by our By-laws, to our Secretary. In order to be timely, notice of the proposal must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 calendar days prior to the anniversary date of this year’s 2007 annual meeting. In the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 10 days following the date on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

In addition, our By-laws provide that only persons who are nominated in accordance with the procedures set forth in our By-laws shall be eligible to serve as directors.

For a stockholder to properly submit a director nominee, a stockholder must:

•       Be a stockholder of record at the time of the giving of the notice for the meeting;

•       Be entitled to vote at the meeting; and

•       Have given timely notice in proper written form to our Secretary.

To be in proper written form, a stockholder’s notice to the Secretary must be accompanied by a written consent of each proposed nominee being named as a nominee and to serve as a director if elected and must set forth:

•       As to each person whom the stockholder proposes to nominate for election as a director:

•        The name, age, business address and residence address of the person;

•        The principal occupation or employment of the person;

•        The class and number of shares of our capital stock that are beneficially owned by the person; and

•        Any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14a of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations promulgated thereunder.

•       As to the stockholder giving notice:

•        the name and address of such stockholder;

•        the class and number of shares of our capital stock that are beneficially owned by such stockholder; and

•        a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, and any other material interest of the stockholder in such circumstances.

Any candidate submitted by a stockholder must also meet the definition of an “independent director” under the listing standards of the NYSE.

Evaluation of Candidates.   The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. If, after the Nominating and Corporate Governance Committee’s initial evaluation, a candidate meets the criteria for Board membership, the Chair of the Nominating and Corporate Governance Committee will interview the candidate and communicate the Chair’s evaluation to the other members of the Nominating and Corporate Governance Committee, the Chairman of the Board and the Chief Executive Officer. Later reviews will be conducted by other members of the Nominating and Corporate Governance Committee and senior management. Ultimately, background and reference checks will be conducted and the Nominating and Corporate Governance Committee will meet to finalize its list of recommended candidates for the Board’s consideration. The candidates recommended for the Board’s consideration will be those individuals that will create a Board that is, as a whole, strong in its collective knowledge of, and diverse in skills and experience with respect to, accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets.

By Order of the Board of Directors

Bobby L. Latham
Chairman of the Board of Directors

ANNEX A

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.
2003 STOCK INCENTIVE PLAN
(Amended and Restated as of March 22, 2007)

ARTICLE 1
Purpose

Aventine Renewable Energy Holdings, Inc. (the “Company”) established the Aventine Renewable Energy Holdings, Inc. 2003 Stock Option Plan effective May 30, 2003, as amended September 6, 2005, was further amended and renamed the Aventine Renewable Energy Holdings, Inc. 2003 Stock Incentive Plan, as of December 12, 2005 (as so amended and restated, the “Prior Plan”) and was further amended and restated as of March 22, 2007 (as so amended and restated, the “Plan”). The purposes of the Plan are to advance the interests of the Company and its stockholders by providing a means by which the Company and its Subsidiaries can attract, retain and motivate selected directors, officers, other key employees and consultants and provide such personnel with an opportunity to participate in the increased value of the Company which their effort, initiative and skill have helped produce.

ARTICLE 2
Definitions

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Award” means any grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or other equity-based award under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not (as determined by the Committee) be required to be executed or acknowledged by a Participant as a condition precedent to receiving an Award or the benefits under an Award.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to any Participant, that such Participant (i) is convicted of or enters a plea of guilty or nolo contendere to a felony, or to a crime or offense involving the property of the Company or any of its Subsidiaries, (ii) commits any act involving dishonesty, fraud or disloyalty, or breach of his or her fiduciary duty to the Company or any of its Subsidiaries, which in any such case is of material detriment to the business, condition (financial or otherwise), reputation, character or standing of the Company or any of its Subsidiaries, (iii) engages in gross negligence or willful misconduct with respect to his or her duties on behalf of the Company or any of its Subsidiaries, or (iv) breaches any of the covenants contained in the Award Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means either the Board or the Compensation Committee of the Board, as duly appointed from time to time by the Board.

“Covered Employee” means a “covered employee” within the meaning of Section 162(m)(3) of the Code or any successor provision thereto.

“Disability” means, with respect to any Participant, (i) any permanent physical or mental incapacity or disability rendering such Participant unable or unfit to perform effectively the duties and obligations under his or her employment, directorship or other consulting relationship with the Company or any of its Subsidiaries, as applicable, or (ii) any illness, accident, injury, physical or mental incapacity or other disability, where such condition has rendered such Participant unable or unfit to perform effectively the duties and obligations under his or her employment, directorship or other consulting relationship with the Company or any of its Subsidiaries, as applicable for a period of at least ninety consecutive days or four months in any twelve-month period (in either case, as determined in the good faith judgment of the Committee).

“Dividend Equivalent Rights” means a right, granted under this Plan, to receive cash, Shares, other Awards or other property equal in value to all or a specified portion of dividends paid with respect to a specified number of Shares.

“Eligible Individual” means any officer, director or employee of, or consultant to, the Company or a Subsidiary and includes any holders of Substitute Awards (whether or not employed by the Company or a Subsidiary).

“Ending Value” has the meaning set forth in Section 8.01.

“Exercise Price” means (i) in the case of an Option, the price at which a Share may be purchased by a Participant pursuant to such Option and (ii) in the case of a Stock Appreciation Right, the base price of such Stock Appreciation Right.

“Fair Market Value” means the closing price of a Share (at the end of the regular session, as reported on the Consolidated Tape) on the NYSE.

“Good Reason” means, with respect to a Participant, the occurrence of one or more of the following events, without such Participant’s consent, following a Sale of the Company: (i) any material diminution in such Participant’s positions, duties, responsibilities or authority immediately prior to such Sale of the Company; (ii) the assignment to such Participant of duties or responsibilities that are materially inconsistent with such Participant’s position immediately prior to such Sale of the Company; (iii) any material adverse change to such Participant’s compensation or benefits structure unless such material adverse change is generally applicable to Company officers; (iv) a relocation of Participant’s principal place of employment more than 50 miles from such location as in effect immediately prior to such Sale of the Company.

“Initial Value” has the meaning set forth in Section 8.01.

“ISOs” has the meaning set forth in Section 6.01.

“LLC” means Aventine Renewable Energy Holdings, LLC, a Delaware limited liability company and its successors.

“MSCP Funds” means, collectively, Morgan Stanley Dean Witter Capital Partners IV, L.P., Morgan Stanley Dean Witter Capital Investors IV, L.P. and MSDW IV 892 Investors, L.P., and any of their permitted transferees.

“Option” means an option to purchase Shares granted to an Eligible Individual under Article 6.

“Participant” means an Eligible Individual who receives an Award under the Plan.

“Performance-based Objectives” means any one or more of the following:  price of Shares or the stock of any affiliate; shareholder return; return on assets; return on equity; return on investment; return on capital; sales productivity; economic profit; economic value added; net income; operating income; earnings (including earnings before taxes; earnings before interest and taxes; or earnings before interest, taxes, depreciation, and amortization); gross margin; sales; sales growth; product sales growth; free cash flow; earnings per share; earnings per share growth; operating company contribution or market share;

improvements in or attainment of expense levels or working capital levels; comparisons of gross selling price over time or with specified competitors; freight, commissions and other selling expenses;  regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures; and recruiting and maintaining personnel. Such performance goals may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

“Performance Period” has the meaning set forth in Section 8.02.

“Performance Shares” means units representing Shares, as described in Article 8.

“Performance Share Account” has the meaning set forth in Section 8.01.

“Performance Units” means units which do not represent Shares but which may be paid in the form of Shares, as described in Article 8.

“Performance Unit Account” has the meaning set forth in Section 8.02.

“Person” means an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including a government or political subdivision or an agency, unit or instrumentality thereof.

“Restricted Stock” means any Share granted to an Eligible Individual under Article 7.

“Restricted Stock Unit” or “RSU” means a contractual right granted to an Eligible Individual under Article 7 that is denominated in Shares. Each unit represents a right to receive the value of one Share (or a percentage of such value) upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

“Sale of the Company” means either (i) a sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole or (ii) a transaction or series of transactions (including by way of merger, consolidation, sale of stock or otherwise) the result of which is that any Person or “group” (as defined in Section 13 of the Securities Exchange Act), other than the LLC, the MSCP Funds or any of their respective Affiliates (or a group containing any of them), becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly, of more than 50% of the voting power of the outstanding voting stock of the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Shares” means shares of common stock of the Company, par value $0.001 per share.

“SAR” or “Stock Appreciation Right” means any right granted to an  Eligible Individual under Article 6 to receive, upon exercise by such individual, the excess of (i) the Fair Market Value of one Share on the date of exercise or at any time during a specified period before the date of exercise over (ii) the

Exercise Price of the right on the date of grant, or if granted in connection with an outstanding Option, on the date of grant of the related Option, as specified by the Committee in its sole discretion.

“Subsidiary” means (i) any company during any period in which it is a “subsidiary corporation” as that term is defined in Section 424(f) of the Code with respect to the Company, or (ii) any other entity of which ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are directly or indirectly owned by the Company.

“Substitute Award” means an Award granted pursuant to Article 5 in assumption of, or as an alternative to or replacement of, an outstanding award previously granted by a business or entity all or a portion of which is acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines.

ARTICLE 3
Administration

Section 3.01. Committee. The Plan shall be administered by the Committee. Following an initial public offering of the Shares, it is intended that each member of the Committee shall be (a) independent, within the meaning of and to the extent required by applicable rulings and interpretations of  the Securities and Exchange Commission and the applicable stock exchange on which the Shares trade or are quoted, (b) a “Non-Employee Director”, as defined from time to time for purposes of Section 16 of the Securities Act and the rules promulgated thereunder and (c) an outside director pursuant to Section 162(m) of the Code, and any regulations issued thereunder, in each case at such time as the Company becomes subject to the respective regulatory regime.

Section 3.02. Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion and on behalf of the Company:

(a)    to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions and other aspects of the Awards and the provisions of the applicable Award Agreement and to modify, amend, cancel or suspend Awards;

(b)   to interpret the Plan;

(c)    to prescribe, amend and rescind any rules and regulations relating to the Plan;

(d)   to determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares, other Awards or other property, including without limitation the authority to settle Awards in cash or property upon a Sale of the Company or other similar corporate transaction;

(e)    to determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and any other amounts payable with respect to an Award shall or may be deferred either automatically or at the election of the Participant or of the Committee;

(f)    to determine whether, and to what extent and under what circumstances an Award shall include Dividend Equivalent Rights;

(g)    subject to Article 16, to cancel and regrant, accelerate vesting or otherwise adjust the Exercise Price of an Award previously granted under the Plan; and

(h)   to make all other determinations and findings, including factual findings, deemed necessary or advisable for the administration of the Plan.

Section 3.03. Committee Discretion. In exercising its authority, the Committee shall have the broadest possible discretion. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions made in good faith by the Committee under or with respect to the Plan, any Award or Award Agreement shall be final, binding and conclusive on all persons.

Section 3.04. Committee Delegation. To the extent permitted by applicable law or regulation, the Committee may delegate its authority, or specified items thereof, to one or more designated individuals or other committees of the Board.

ARTICLE 4
Shares Subject To The Plan

Section 4.01. General Limitation. (a)  Subject to the provisions of Section 4.02, the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be 6,701,172 Shares (including shares available for awards under the Prior Plan). Notwithstanding the foregoing and subject to adjustment as provided in Section 4.02, no Covered Employee may be granted under this Plan in any calendar year (i) Options or SARs that relate to more than 750,000 Shares, (ii) Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units that relate to more than 500,000 Shares, or (iii) Awards payable in cash in any amount exceeding $5 million.

Notwithstanding anything herein to the contrary and subject to adjustment as provided in Section 4.02, ISOs relating to more than 1,000,000 Shares in the aggregate may not be granted under the Plan.

(b)   To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited, canceled, expires without being exercised, or the Shares are not delivered because the Award is settled in cash or used to satisfy applicable minimum tax withholding obligations or otherwise, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(c)   If the Exercise Price of any Option or SAR granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares remaining available for delivery under the Plan.

(d)   Any Shares covered by a Substitute Award shall not be deemed to have been delivered for purposes of determining the maximum number of Shares remaining available for delivery under the Plan.

Section 4.02. Adjustments. In the event that any corporate transaction or distribution (including, without limitation, any stock split, stock dividend, extraordinary cash dividend, issuance of warrants or other rights to purchase Shares or other securities of the Company, recapitalization, reorganization, merger, consolidation, split-up, spin-off, repurchase, combination or exchange of Shares or other securities of the Company) affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under Section 4.01; (ii) the number of Shares or other securities of the Company (or number and kind of other securities and property) subject to outstanding Awards; and (iii) the grant, purchase or exercise price or other terms and conditions of any Award or, if deemed appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award in full satisfaction of such Award.

ARTICLE 5
Eligibility And Participation

Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan and thereby become Participants in the Plan. Awards may be granted on conditions specified by the Committee. Awards may be granted as alternatives to or in replacement of Awards outstanding under the Plan or any other plan or arrangement of the Company or an Affiliate (including a plan or arrangement of a business or entity, all or a portion of which is acquired by or combines with the Company or an Affiliate).

ARTICLE 6
Options and Stock Appreciation Rights

Section 6.01. Options. The Committee is hereby authorized to grant Options to Participants. Options granted pursuant to the Plan may be either “incentive stock options” within the meaning of Section 422 of the Code (“ISOs”) or nonqualified stock options. “Incentive stock options” may only be granted to officers and other key employees of the Company or its Subsidiaries. Any Option granted under the Plan will be evidenced by an Award Agreement and shall contain terms and conditions not inconsistent with the following limitations and conditions.

Section 6.02. Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan. SARs may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under this Article 6. Any SAR granted under the Plan will be evidenced by an Award Agreement.

Section 6.03. Exercise Price. Other than in connection with Substitute Awards or a result of adjustments made pursuant to Section 4.02, the Exercise Price shall be no less than 100% of the Fair Market Value of a Share on the date of grant of an Option or SAR, as applicable.

Section 6.04. Vesting. Unless the Committee at any time determines otherwise, subject to Article 16, Options or SARs granted to employees of the Company or any Subsidiary will not be exercisable before the first anniversary of the date of grant.

Section 6.05. Terms of Exercise. An Option or SAR shall be exercisable only in accordance with the terms and conditions and during such periods as may be established by the Committee in the Award Agreement or otherwise in accordance with the Plan and the Award Agreement. The Committee may, in its discretion, provide that such an Option or SAR may be exercised in whole or in part, in installments, cumulative or otherwise, for any period of time specified by the Committee or based on performance or other criteria established by the Committee.

Section 6.06. Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price, or adequate provision therefor (in the discretion of the Committee), is received by the Company. The Committee shall determine the method or methods by which such payment shall be made, and the form or forms of such payment, which shall include:  (i) cash, (ii) Shares owned by the Participant or in Shares which may be received by the Participant upon exercise of the Option or SAR (in each case, the value of such Shares shall be their Fair Market Value on the date of exercise), or (iii) any combination thereof.

Section 6.07. Expiration and Termination. An Option or SAR and all rights and obligations thereunder shall expire on the date to be determined by the Committee and set forth in the Award Agreement, which shall not be greater than ten years from the date of grant of such Option or SAR, as applicable, provided, however, that except as otherwise determined by the Committee at the time of grant or thereafter, upon any termination of a Participant’s employment or service with the Company or the Subsidiaries, the unvested portion of an Option or SAR, as applicable, held by such Participant shall be deemed immediately forfeited and cancelled without any payment or consideration being due from the Company.

Section 6.08. Special Rules Applicable To ISOs.

(a)   10% Shareholders. Notwithstanding any other provision of this Plan to the contrary, no Participant may receive an ISO under the Plan if such Participant, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) Shares possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless (i) the option price for such ISO is at least 110 percent of the fair market value of the Shares subject to such ISO on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such ISO is granted.

(b)   Limitation on Grants. The aggregate fair market value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or a Subsidiary) shall not exceed $100,000.

(c)   Limitations on Time of Grant. No grant of an ISO shall be made under this Plan more than ten (10) years after the earlier of the date of adoption of the Plan by the Board or the date the Plan is approved by stockholders.

ARTICLE 7
Restricted Stock and Restricted Stock Units

Section 7.01. Restricted Stock and Restricted Stock Units. (a)  The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units (payable in shares) to Participants. Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose (including, without limitation, any limitation on the right to vote Shares underlying the Restricted Stock or the right to receive any dividend, other rights or property), which restrictions may lapse separately or in combination at such times, under such circumstances (including future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Awards of Restricted Stock and Restricted Stock Units may be issued to Participants for no consideration, for such minimum consideration as may be required by applicable law or for other consideration, as determined by the Committee in its sole discretion.

(b)   Forfeiture. Except as otherwise determined by the Committee at any time, upon termination of employment or service during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock and Restricted Stock Units will lapse in whole or in part on certain events, including in the event of terminations resulting from specified causes.

(c)   Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

ARTICLE 8
Performance Shares And Units

Section 8.01. Award of Performance Shares.

(i)    For each Performance Period (as defined in Section 8.02), Performance Shares or Performance Units may be granted under the Plan. Each Performance Share shall be deemed to be equivalent to one (1) Share. Performance Shares granted to a Participant shall be credited to an account (a “Performance Share Account”) established and maintained for such Participant.

(ii)   The Award Agreement covering Performance Units shall specify a value for each Performance Unit or shall set forth a formula for determining the value of each Performance Unit at the time of payment (the “Ending Value”). If necessary to make the calculation of the amount to be paid to the Participant pursuant to Section 8.03, the Committee shall also state in the Award Agreement the initial value of each Performance Unit (the “Initial Value”). Performance Units granted to a Participant shall be credited to an account (a “Performance Unit Account”) established and maintained for such Participant.

Section 8.02. Performance Period. “Performance Period” shall mean such period of time as shall be determined by the Committee in its sole discretion; provided, however, that a Performance period shall not be shorter than 12 months nor longer than five years. Different Performance Periods may be established for different Participants receiving Performance Shares. Performance Periods may run consecutively or concurrently.

Section 8.03. Right to Payment of Performance Shares and Performance Units. With respect to each award of Performance Shares or Performance Units under this Plan, the Committee shall specify Performance-Based Objectives which must be satisfied in order for the Participant to vest in the Performance Shares which have been awarded the Participant for the Performance Period. The Committee may also determine, in its sole discretion, that Performance Shares or Performance Units awarded to a Participant shall become partially or fully vested upon the Participant’s death, Disability or retirement, or the termination of the Participant’s employment prior to the end of the Performance Period.

Section 8.04. Payment for Performance Shares and Performance Units.

(a)   As soon as practicable following the end of a Performance Period, the Committee shall determine whether and to what extent the Performance Objectives for the Performance Period have been achieved. If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Shares or Performance Units shall be granted to the Participant pursuant to Section 8.03.

(b)   As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine at the time of grant, the Company shall pay to the Participant one Share with respect to each vested Performance Share.

(c)   As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine, the Company shall pay to the Participant an amount with respect to each vested Performance Unit equal to the Ending Value of the Performance Unit. Payment shall be made entirely in cash, entirely in Shares (including Restricted Shares) or in such combination of cash and Shares as the Committee shall determine.

Section 8.05. Voting and Dividend Rights. Except as the Committee may otherwise provide, no Participant shall be entitled to any voting rights, to receive any dividends, or to have his or her Performance Share Account credited or increased as a result of any dividends or other distribution with respect to Common Shares. Notwithstanding the foregoing, within sixty (60) days from the date of payment of a dividend by the Company on its Shares, the Committee, in its discretion, may credit a Participant’s Performance Share Account with additional Performance Shares having an aggregate fair market value equal to the dividend per share paid on the Shares multiplied by the number of Performance Shares credited to his or her account at the time the dividend was declared.

ARTICLE 9
Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares. The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms of the Plan. Shares or other securities delivered pursuant to an Award in the nature of a purchase right granted under this Article 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine.

ARTICLE 10
Other Provisions Applicable To All Awards

Section 10.01. Sale of the Company. Unless otherwise determined by the Committee and specified in the Award Agreement, upon a Sale of the Company in which the successor company assumes or substitutes for any unvested Award, if a Participant terminates employment for Good Reason or there is a termination of a Participant’s employment other than for Cause, in each case within the 24-month period beginning on the date of such Sale, any unvested Awards held by such Participant shall become fully vested and nonforfeitable. Unless otherwise determined by the Committee and specified in the Award Agreement, upon a Sale of the Company in which the successor company does not assume or substitute for any unvested Award, any unvested Awards held by such Participant shall become fully vested and nonforfeitable.

Section 10.02. Settlement of Award. Shares delivered pursuant to the exercise of an Option or SAR or upon settlement of any other Award shall be subject to such conditions, restrictions and contingencies as the Committee may establish pursuant to the Plan and any Award Agreement, in addition to the conditions set forth herein.

Section 10.03. Amendment to Awards. Subject to Article 16, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively.

Section 10.04. Other Provisions. The grant of any Award may also be subject to such other provisions as the Committee deems appropriate (whether or not applicable to any Award granted to any other Participant), including the treatment of Awards and Shares upon the occurrence of any corporate transaction or distribution involving the Company, including any merger, reorganization, recapitalization or other similar corporate event.

ARTICLE 11
Deferrals

This Plan shall be operated and interpreted in accordance with Code Section 409A, any regulations promulgated thereunder or any other applicable guidance. Subject to the foregoing, the Committee, in an Award Agreement or otherwise, may permit a Participant to defer such Participant’s receipt of the payment of cash or delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR or the settlement of any other Award made under this Plan.

ARTICLE 12
Tax Withholding

All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of Shares or other benefits upon satisfaction of all applicable withholding requirements. The Committee, in its discretion and subject to such requirements as it may prescribe, may permit such withholding obligations to be satisfied through any combination of the following:  (i) cash payment by the Participant, (ii) payroll withholding of the Participant’s salary, wages or other compensation, (iii) surrender of Shares which the Participant already owns (either by actual surrender or attestation), or (iv) surrender of Shares or other benefits to which the Participant is otherwise entitled (e.g., upon exercise of an Option or SAR or the settlement of any other Award made under this Plan) under the terms of the Plan.

ARTICLE 13
Transferability Of Options And Other Awards

No Award and no Shares subject to Awards granted under this Plan that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law, other than by will or by the laws of descent and distribution. An Option or any other Award granted under this Plan may be exercised during the lifetime of the Participant only by him or her or by his or her legal representative. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award Agreement that the Participant may transfer his Award to members of his immediate family, to trusts for the benefit of such family members, or to partnerships, limited liability companies, or corporations, in which the Participant or such family members are the only partners, members or shareholders, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

ARTICLE 14
Limitation On Implied Rights

Section 14.01. Property Rights. Neither a Participant nor any other Person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever including without limitation, any specific funds, assets or other property which the Company or any Affiliate, in its or their sole discretion, may set aside in anticipation of a liability under the Plan. Subject to the terms of the Plan, a Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained in the Plan shall constitute a representation or guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any Person.

Section 14.02. Employment Rights. Nothing in this Plan nor in any Award Agreement shall confer upon any Participant any promise or commitment by the Company or an Affiliate regarding employment, employment positions, work assignments, compensation or any other term or condition of employment or affiliation.

Section 14.03. No Implied Rights or Obligations. The Company, in establishing and maintaining this Plan as a voluntary and unilateral undertaking, expressly disavows the creation of any rights in Participants or others claiming entitlement under the Plan or any obligations on the part of the Company, any Affiliate or the Committee, except as expressly provided herein. In particular, unless otherwise expressly provided for in the Award Agreement, no third-party beneficiary rights shall be created under the Plan.

Section 14.04. No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

Section 14.05. Rights as a Shareholder. No Participant or holder of any Option or of any other Award under this Plan shall have any rights as a shareholder with respect to any Shares to be issued with respect to any Option or other Award under the Plan until he or she shall have become the holder of such Shares in accordance with the terms of the Plan.

ARTICLE 15
Government And Stock Exchange Regulations

The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal and state securities laws and any other laws to which such offer, if made, would be subject.

Upon the exercise of an Option or settlement of any other Award under this Plan at a time when there is not in effect a registration statement under the Securities Act relating to the Shares issuable upon exercise or payment thereof and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act or if the rules or interpretations of the Securities and Exchange Commission so require, the Shares may be issued only if the holder represents and warrants in writing to the Company that the Shares purchased are being acquired for investment and not with a view to distribution thereof.

The Company is under no duty to ensure that Shares may legally be delivered under the Plan, and shall have no liability to Award recipients in the event such delivery of Shares may not be made.

ARTICLE 16
Amendments, Suspensions Or Termination Of Plan

The Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable in order that Awards granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that any amendment that would constitute a “material revision” of the Plan within the meaning of NYSE Rule 303A(8) shall be subject to the approval of the holders of a majority of the voting power represented by the securities of the Company entitled to vote. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the written consent of the Participants to whom an Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

ARTICLE 17
Termination

The Plan shall continue in effect until March 21, 2017, unless earlier terminated by the Board pursuant to Article 16.

ARTICLE 18
Governing Law

The validity, construction and effect of the Plan, the Award Agreements and any rules, regulations or procedures relating thereto shall be determined in accordance with the laws of the State of Delaware, without application of the conflict of laws principles thereof.

ANNEX B

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.
A Delaware corporation
(the “Company”)

Audit Committee Charter
Adopted November 7, 2006

Purpose

The Audit Committee (“Committee”) is created by the Board of Directors (“Board”) of the Company to assist the Board in its oversight of:

•       the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control;

•       the qualifications, independence and performance of the Company’s independent auditor;

•       the performance of the Company’s internal audit function; and

•       the Company’s compliance with legal and regulatory requirements.

In addition, the Committee shall prepare the Committee report that the SEC rules require to be included in the Company’s annual proxy statement.

Membership

The Committee shall consist of at least three members. Prior to and immediately following the initial public offering of the Company (the “IPO”), at least one of the members shall meet the independence and experience requirements of the New York Stock Exchange and any other applicable laws and regulations. A majority of the members of the Committee shall meet the independence standards within 90 days of the IPO and, within one year of the IPO, the Committee shall be fully independent. In addition, as determined by the Board in its business judgment, all members of the Committee shall be financially literate and at least one member (who may also serve as the audit committee financial expert) shall have accounting or related financial management expertise in accordance with the New York Stock Exchange Listing Standards. The Nominating and Corporate Governance Committee shall recommend nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating and Corporate Governance Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Committee.

Responsibilities

In addition to any other responsibilities which may be assigned from time to time by the Board, the Committee is responsible for the following matters.

Independent Auditor

•       The Committee shall have the sole responsibility for the appointment, compensation, retention and oversight of the work of any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (subject, if applicable, to shareholder ratification). Each such accounting firm shall report directly to the Committee.

•       The Committee shall pre-approve the audit services and non-audit services to be provided by the Company’s independent auditor pursuant to pre-approval policies and procedures established by the Committee. The Committee may delegate its authority to pre-approve services to one or more Committee members, provided that such designees present any such approvals to the full Committee at the next Committee meeting.

•       The Committee shall review and approve the audit procedures, including the audit plan and its scope with respect to the Company’s consolidated financial statements. The Committee shall also review and discuss with the independent auditors the staffing of the independent auditor’s annual audit plan(s).

•       The Committee shall evaluate the independent auditor’s qualifications, performance and independence, and shall present its conclusions with respect to the independent auditor to the Board on at least an annual basis. As part of such evaluation the Committee shall:

•       obtain and review a report or reports from the Company’s independent auditor:

•        describing the independent auditor’s internal quality-control procedures;

•        describing any material issues raised by (i) the most recent internal quality-control review, or peer review, of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues; and

•        describing all relationships between the independent auditor and the Company;

•       review and evaluate the lead partner and senior members of the independent auditor’s engagement team;

•       assure the regular rotation of the audit partners as required by law as well as consider whether the independent auditors should be rotated so as to assure continuing auditor independence; and

•       obtain the opinion of management and the internal auditors of the independent auditor’s performance.

•       The Committee shall establish policies for the Company’s hiring of current or former employees of the independent auditor.

Internal Auditors

•       The Committee shall, at least annually, evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the internal audit plan. Such evaluation shall include a review of the responsibilities, budget and staffing of the Company’s internal audit function with the independent auditor.

•       The Committee shall, at least annually, evaluate the performance of the senior officer or officers responsible for the internal audit function of the Company, and make recommendations to the Board and management regarding the responsibilities, retention or termination of such officer or officers.

Financial Statements; Disclosure and Other Risk Management and Compliance Matters

•       The Committee shall review and discuss with management and the independent auditor, in separate meetings if the Committee deems it necessary:

•        the annual audited financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Company’s Form 10-K; and

•        the quarterly financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Company’s Form 10-Q;

•       As appropriate, the Committee shall review with management, the internal auditors and the independent auditor, in separate meetings if the Committee deems it necessary:

•        any analyses or other written communications prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•        the critical accounting policies and practices of the Company;

•        related-party transactions and off-balance sheet transactions and structures;

•        any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

•        the effect of regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

•       The Committee shall review, in conjunction with management, the Company’s policies generally with respect to the Company’s earnings press releases and with respect to financial information and earnings guidance provided to analysts and rating agencies, including in each case the type of information to be disclosed and type of presentation to be made and paying particular attention to the use of non-GAAP financial information.

•       The Committee shall, in conjunction with the CEO and CFO of the Company, review the Company’s disclosure controls and procedures and internal control over financial reporting. The review of internal control over financial reporting shall include whether there are any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to affect the Company’s ability to record, process, summarize and report financial information and any fraud involving management or other employees with a significant role in internal control over financial reporting.

•       The Committee shall review and discuss with the independent auditor any audit problems or difficulties and management’s response thereto, including those matters required to be discussed with the Committee by the auditor pursuant to Statement on Auditing Standards No. 61, as amended, such as:

•        any restrictions on the scope of the independent auditor’s activities or on access to requested information;

•        any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise);

•        any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement;

•        any management or internal control letter issued, or proposed to be issued, by the auditor;

•        any significant disagreements between management and the independent auditor; and

•        any illegal acts that have been detected or have otherwise come to the attention of the auditor in the course of its audit.

•       In connection with its oversight responsibilities, the Committee shall be directly responsible for the resolution of disagreements between management and any auditor regarding the Company’s financial reporting.

•       In connection with its oversight responsibilities, the Committee shall review the policies and practices adopted by the Company’s management with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures.

•       The Committee shall establish procedures for:

•        the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

•        the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•       The Committee shall prepare the Committee report to stockholders to be included in the Company’s proxy statement as required by the SEC, and file with the New York Stock Exchange any reports that may be required with respect to the Committee.

Reporting to the Board

•       The Committee shall report to the Board on a regular basis. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditor, the performance of the internal audit function and any other matters that the Committee deems appropriate or is requested to be included by the Board.

•       The Committee shall, at least annually, evaluate its own performance and report to the Board on such evaluation.

•       The Committee shall, at least annually, review and assess the adequacy of this charter and recommend any proposed changes to the Board.

Authority

The Committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to meet with any members of, or advisors to, the Committee.

The Committee shall have available appropriate funding from the Company as determined by the Committee for payment of:

•       compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•       compensation to any advisers employed by the Committee; and

•       ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out duties.

The Committee may delegate its authority to subcommittees or the Chairman of the Committee when it deems appropriate and in the best interests of the Company.

Procedures

The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. A majority of the Committee shall constitute a quorum. The Chairman of the Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter.

The Committee shall meet separately, periodically, with management, with internal auditors or other personnel responsible for the internal audit function and with the independent auditor to discuss any matters that the Committee or persons with whom they meet believe should be discussed.

Limitations Inherent in the Committee’s Role

It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP and applicable rules and regulations. This is the responsibility of management and the independent auditor. Furthermore, while the Committee is responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company’s exposure to risk.

ANNUAL MEETING OF STOCKHOLDERS OF

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

May 9, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

È   Please detach along perforated line and mail in the envelope provided.   È

00033330300000001000 8					050907

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND A VOTE “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

			1.	Election of Directors		FOR	AGAINST	ABSTAIN
				a.	Richard A. Derbes	☐	☐	☐
				b.	Michael C. Hoffman	☐	☐	☐
				c.	Arnold M. Nemirow	☐	☐	☐
			2.	To ratify the Company’s 2003 Stock Incentive Plan, as amended and restated.		☐	☐	☐
			3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.		☐	☐	☐
			4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors through the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” election of directors and “FOR” proposals 2 and 3.

Please check this box if you intend on attending the annual meeting ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:		Signature of Shareholder				Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2007
THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth Eckhardt and William Brennan as proxies, each with full power of substitution to represent and vote as designated on the reverse side, all the shares of Common Stock of Aventine Renewable Energy Holdings, Inc. held of record by the undersigned on March 30, 2007, at the Annual Meeting of Stockholders to be held at the Peoria Civic Center located at 201 S.W. Jefferson Street, Meeting Room 135, Peoria, Illinois 61602, on May 9, 2007, at 9:00 a.m. central time, or any adjournment or postponement thereof.

(SEE REVERSE SIDE)

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